SOUTHERN PACIFIC CMN TRUST SERIES 1998-H1

                                     Issuer

                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                Indenture Trustee

                    -----------------------------------------



                                    INDENTURE

                            Dated as of June 25, 1998

                   ------------------------------------------


                        COLLATERALIZED ASSET-BACKED NOTES


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                                                 TABLE OF CONTENTS

SECTION                                                                                                        PAGE

ARTICLE I

         Definitions

         1.01.         DEFINITIONS................................................................................2
         1.02.         INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT..........................................2
         1.03.         RULES OF CONSTRUCTION......................................................................2

ARTICLE II

         Original Issuance of Notes

         2.01.         FORM.......................................................................................4
         2.02.         EXECUTION, AUTHENTICATION AND DELIVERY.....................................................4
         2.03.         ACCEPTANCE OF HOME LOANS BY INDENTURE TRUSTEE..............................................5

ARTICLE III

         Covenants

         3.01.         COLLECTION OF PAYMENTS WITH RESPECT TO THE HOME LOANS......................................7
         3.02.         MAINTENANCE OF OFFICE OR AGENCY............................................................7
         3.03.         MONEY FOR PAYMENTS TO BE HELD IN TRUST; PAYING AGENT.......................................7
         3.04.         EXISTENCE..................................................................................8
         3.05.         PAYMENT OF PRINCIPAL AND INTEREST..........................................................9
         3.06.         PROTECTION OF TRUST ESTATE................................................................14
         3.07.         OPINIONS AS TO TRUST ESTATE...............................................................15
         3.08.         PERFORMANCE OF OBLIGATIONS................................................................16
         3.09.         NEGATIVE COVENANTS........................................................................16
         3.10.         ANNUAL STATEMENT AS TO COMPLIANCE.........................................................17
         3.11.         [Reserved]................................................................................17
         3.12.         REPRESENTATIONS AND WARRANTIES CONCERNING THE HOME LOANS..................................17
         3.13.         AMENDMENTS TO SERVICING AGREEMENT.........................................................17
         3.14.         MASTER SERVICER AS AGENT AND BAILEE OF THE INDENTURE TRUSTEE..............................17
         3.15.         INVESTMENT COMPANY ACT....................................................................18
         3.16.         ISSUER MAY CONSOLIDATE, ETC...............................................................18
         3.17.         SUCCESSOR OR TRANSFEREE...................................................................20
         3.18.         NO OTHER BUSINESS.........................................................................20
         3.19.         NO BORROWING..............................................................................20
         3.20.         GUARANTEES, LOANS, ADVANCES AND OTHER LIABILITIES.........................................20
         3.21.         CAPITAL EXPENDITURES......................................................................20
         3.22.         [Reserved]................................................................................20



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         3.23.         RESTRICTED PAYMENTS.......................................................................20
         3.24.         NOTICE OF EVENTS OF DEFAULT...............................................................21
         3.25.         FURTHER INSTRUMENTS AND ACTS..............................................................21
         3.26.         ALLOCATION OF REALIZED LOSSES.............................................................21

ARTICLE IV

         The Notes; Satisfaction and Discharge of Indenture

         4.01.         THE NOTES.................................................................................22
         4.02.         REGISTRATION OF AND LIMITATIONS ON TRANSFER AND EXCHANGE OF NOTES;
                       APPOINTMENT OF CERTIFICATE REGISTRAR......................................................22
         4.03.         MUTILATED, DESTROYED, LOST OR STOLEN NOTES................................................23
         4.04.         PERSONS DEEMED OWNERS.....................................................................24
         4.05.         CANCELLATION..............................................................................24
         4.06.         BOOK-ENTRY NOTES..........................................................................24
         4.07.         NOTICES TO DEPOSITORY.....................................................................25
         4.08.         DEFINITIVE NOTES..........................................................................25
         4.09.         TAX TREATMENT.............................................................................26
         4.10.         SATISFACTION AND DISCHARGE OF INDENTURE...................................................26
         4.11.         APPLICATION OF TRUST MONEY................................................................27
         4.12.         REPAYMENT OF MONIES HELD BY PAYING AGENT..................................................27
         4.13.         TEMPORARY NOTES...........................................................................27

         ARTICLE V

         DEFAULT AND REMEDIES

         5.01.         EVENTS OF DEFAULT.........................................................................29
         5.02.         ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT........................................29
         5.03.         COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY INDENTURE TRUSTEE.................29
         5.04.         REMEDIES; PRIORITIES......................................................................32
         5.05.         OPTIONAL PRESERVATION OF THE TRUST ESTATE.................................................33
         5.06.         LIMITATION OF SUITS.......................................................................33
         5.07.         UNCONDITIONAL RIGHTS OF NOTEHOLDERS TO RECEIVE PRINCIPAL AND INTEREST.....................34
         5.08.         RESTORATION OF RIGHTS AND REMEDIES........................................................34
         5.09.         RIGHTS AND REMEDIES CUMULATIVE............................................................34
         5.10.         DELAY OR OMISSION NOT A WAIVER............................................................35
         5.11.         CONTROL BY NOTEHOLDERS....................................................................35
         5.12.         WAIVER OF PAST DEFAULTS...................................................................35
         5.13.         UNDERTAKING FOR COSTS.....................................................................36
         5.14.         WAIVER OF STAY OR EXTENSION LAWS..........................................................36
         5.15.         SALE OF TRUST ESTATE......................................................................36



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         5.16.         ACTION ON NOTES...........................................................................38

ARTICLE VI

         THE INDENTURE TRUSTEE

         6.01.         DUTIES OF INDENTURE TRUSTEE...............................................................39
         6.02.         RIGHTS OF INDENTURE TRUSTEE...............................................................40
         6.03.         INDIVIDUAL RIGHTS OF INDENTURE TRUSTEE....................................................40
         6.04.         INDENTURE TRUSTEE'S DISCLAIMER............................................................40
         6.05.         NOTICE OF EVENT OF DEFAULT................................................................41
         6.06.         REPORTS BY INDENTURE TRUSTEE TO HOLDERS...................................................41
         6.07.         COMPENSATION AND INDEMNITY................................................................41
         6.08.         REPLACEMENT OF INDENTURE TRUSTEE..........................................................41
         6.09.         SUCCESSOR INDENTURE TRUSTEE BY MERGER.....................................................42
         6.10.         APPOINTMENT OF CO-INDENTURE TRUSTEE OR SEPARATE INDENTURE TRUSTEE.........................43
         6.11.         ELIGIBILITY; DISQUALIFICATION.............................................................44
         6.12.         PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER..........................................44
         6.13.         REPRESENTATIONS AND WARRANTIES............................................................44
         6.14.         DIRECTIONS TO INDENTURE TRUSTEE...........................................................45
         6.15.         THE AGENTS................................................................................45

ARTICLE VII

         NOTEHOLDERS' LISTS AND REPORTS

         7.01.         ISSUER TO FURNISH INDENTURE TRUSTEE NAMES AND ADDRESSES OF NOTEHOLDERS....................46
         7.02.         PRESERVATION OF INFORMATION; COMMUNICATIONS TO NOTEHOLDERS................................46
         7.03.         REPORTS OF ISSUER.........................................................................46
         7.04.         REPORTS BY INDENTURE TRUSTEE..............................................................47
         7.05.         STATEMENTS TO NOTEHOLDERS.................................................................47
         7.06.         STATEMENT TO ISSUER.......................................................................48

ARTICLE VIII

         ACCOUNTS, DISBURSEMENTS AND RELEASES

         8.01.         COLLECTION OF MONEY.......................................................................50
         8.02.         TRUST ACCOUNTS............................................................................50
         8.03.         OFFICER'S CERTIFICATE.....................................................................50
         8.04.         TERMINATION UPON DISTRIBUTION TO NOTEHOLDERS..............................................51
         8.05.         RELEASE OF TRUST ESTATE...................................................................51
         8.06.         SURRENDER OF NOTES UPON FINAL PAYMENT.....................................................51
         8.07.         OPTIONAL REDEMPTION OF THE NOTES..........................................................51




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ARTICLE IX

         SUPPLEMENTAL INDENTURES

         9.01.         SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF NOTEHOLDERS....................................53
         9.02.         SUPPLEMENTAL INDENTURES WITH CONSENT OF NOTEHOLDERS.......................................54
         9.03.         EXECUTION OF SUPPLEMENTAL INDENTURES......................................................56
         9.04.         EFFECT OF SUPPLEMENTAL INDENTURE..........................................................56
         9.05.         CONFORMITY WITH TRUST INDENTURE ACT.......................................................56
         9.06.         REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES.............................................56

ARTICLE X

         MISCELLANEOUS

         10.01.        COMPLIANCE CERTIFICATES AND OPINIONS, ETC.................................................57
         10.02.        FORM OF DOCUMENTS DELIVERED TO INDENTURE TRUSTEE..........................................58
         10.03.        ACTS OF NOTEHOLDERS.......................................................................59
         10.04.        NOTICES, ETC., TO INDENTURE TRUSTEE, ISSUER AND RATING AGENCIES...........................59
         10.05.        NOTICES TO NOTEHOLDERS; WAIVER............................................................60
         10.06.        CONFLICT WITH TRUST INDENTURE ACT.........................................................61
         10.07.        EFFECT OF HEADINGS........................................................................61
         10.08.        SUCCESSORS AND ASSIGNS....................................................................61
         10.09.        SEPARABILITY..............................................................................61
         10.10.        BENEFITS OF INDENTURE.....................................................................61
         10.11.        LEGAL HOLIDAYS............................................................................61
         10.12.        GOVERNING LAW.............................................................................61
         10.13.        COUNTERPARTS..............................................................................62
         10.14.        RECORDING OF INDENTURE....................................................................62
         10.15.        ISSUER OBLIGATION.........................................................................62
         10.16.        NO PETITION...............................................................................62
         10.17.        INSPECTION................................................................................62

Signatures and Seals .........................................................................................   59
Acknowledgments ..............................................................................................   60
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EXHIBITS

Exhibit A-1 - Form of Class A Notes
Exhibit A-2 - Form of Class M Notes
Exhibit A-3 - Form of Class B-1 Notes
Exhibit B - Trustee's Initial Certification
Exhibit C - Trustee's Final Certification
Exhibit D - Mortgage Loan Schedule

Appendix A  Definitions



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                  This Indenture, dated as of June 25, 1998, between Southern
Pacific CMN Trust Series 1998-H1, a Delaware business trust, as Issuer (the "Issuer"), and Norwest Bank Minnesota, National Association, a national banking association, as Indenture Trustee (the "Indenture Trustee"),

                                WITNESSETH THAT:

                  Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer's Collateralized Asset-Backed Securities, Series 1998-H1 (the "Securities").

                                 GRANTING CLAUSE

                  The Issuer hereby Grants to the Indenture Trustee at the Closing Date, as trustee for the benefit of the Holders of the Notes, all of the Issuer's right, title and interest in and to whether now existing or hereafter created by (a) the Home Loans, Substitute Home Loans and the proceeds thereof and all rights under the Related Documents; (b) all funds on deposit from time to time in the Collection Account allocable to the Home Loans including any net investment income from such funds; (c) all funds on deposit from time to time in the Payment Account and in all proceeds thereof; (d) all rights under the (i) Home Loan Purchase Agreement as assigned to the Issuer, including the right to enforce the repurchase and indemnification obligations of the Seller and the Guarantor, (ii) the Servicing Agreement and any Sub-Servicing Agreements and
(iii) any title and hazard insurance policies with respect to the Mortgaged Property; and (e) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Trust Estate" or the "Collateral").

                  The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

                  The Indenture Trustee, as trustee on behalf of the Holders of the Notes, acknowledges such Grant, accepts the trust under this Indenture in accordance with the provisions hereof and agrees to perform its duties as Indenture Trustee as required herein.




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                                    ARTICLE I

                                   Definitions

         Section 1.01. DEFINITIONS. For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions attached hereto as Appendix A which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

         Section 1.02. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the Trust Indenture Act (the "TIA"), the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the Securities and Exchange Commission.

                  "indenture securities" means the Notes.

                  "indenture security holder" means a Noteholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Indenture Trustee.

                  "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rules have the meanings assigned to them by such definitions.

         Section 1.03. RULES OF CONSTRUCTION. Unless the context otherwise requires:

                         (i)  a term has the meaning assigned to it;

                        (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

                       (iii)  "or" is not exclusive;

                        (iv)  "including" means including without limitation;



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                         (v) words in the singular include the plural and words
         in the plural include the singular; and

                         (vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instru ment or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.



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                                   ARTICLE II

                           Original Issuance of Notes

         Section 2.01. FORM. The Notes, together with the Indenture Trustee's certificate of authentication, shall be in substantially the forms set forth in Exhibits A-1 through A-3, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture.

         The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders).

         The terms of the Notes set forth in Exhibits A-1 through A-3 are part of the terms of this Indenture.

         Section 2.02. EXECUTION, AUTHENTICATION AND DELIVERY. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

         Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

         The Indenture Trustee shall upon Issuer Request authenticate and deliver Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 IO, Class M-1, Class M-2 and Class B-1 Notes for original issue. The Notes shall be issued in an aggregate initial principal amount of $99,744,000.00.

         Each Class of Notes shall be dated the date of its authentication. The Class A Notes (other than the Class A-6 IO Notes) and Class M-1 Notes shall be issuable as registered Notes and shall be issuable in the minimum initial Note Principal Balances of $25,000 and in integral multiples of $1 in excess thereof. The Class A-6 IO Notes shall be issuable as registered Notes and shall be issuable in the minimum initial Notional Amounts of $2,000,000 and in integral multiples of $1 in excess thereof. The Class M-2 Notes and Class B-1 Notes shall be issuable as registered Notes and shall be issuable in the minimum initial Note Principal Balances of $250,000 and in integral multiples of $1 in excess thereof.

         No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.



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         Section 2.03. ACCEPTANCE OF HOME LOANS BY INDENTURE TRUSTEE. (a) The
Indenture Trustee acknowledges receipt of, subject to the exceptions it notes pursuant to the procedures described below, the documents (or certified copies thereof) referred to in Section 2.1(b) of the Home Loan Purchase Agreement and declares that it holds and will continue to hold those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Estate as Indenture Trustee in trust for the use and benefit of all present and future Holders of the Notes. No later than the Closing Date (or, with respect to any Eligible Substitute Home Loan, within 5 days after the receipt by the Indenture Trustee thereof and, with respect to any documents received beyond the Closing Date, promptly thereafter), the Indenture Trustee agrees, for the benefit of the Noteholders, to review the Notes delivered to it and to execute and deliver, or cause to be executed and delivered, to the Seller and the Master Servicer an Initial Certification in the form annexed hereto as Exhibit B. In conducting such review, the Indenture Trustee will ascertain whether the Mortgage Notes have been executed and received. In performing any such review, the Indenture Trustee may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Indenture Trustee finds any Mortgage Note not to have been executed or received, or to be unrelated to the Home Loans identified in Exhibit D or to appear to be defective on its face, the Indenture Trustee shall promptly notify the Seller of such finding and the Seller's obligation to cure such defect or repurchase or substitute for the related Home Loan.

         (b) No later than 180 days after the Closing Date, the Indenture Trustee will review, for the benefit of the Noteholders, the Mortgage Files and will execute and deliver or cause to be executed and delivered to the Seller, a Final Certification in the form annexed hereto as Exhibit C. In conducting such review, the Indenture Trustee will ascertain whether an original of each document described in subclauses (b)(ii)-(iv) of Section 2.1 of the Home Loan Purchase Agreement required to be recorded has been returned from the recording office with evidence of recording thereon or a certified copy has been obtained from the recording office. If the Indenture Trustee finds any document constituting part of the Mortgage File has not been received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Home Loans identified in Exhibit D or to appear defective on its face, the Indenture Trustee shall promptly notify the Seller and the Indenture Trustee shall enforce its rights against the Seller with respect thereto as provided in Section 2.1 of the Home Loan Purchase Agreement.

         (c) In the event of a repurchase of the related Home Loan, upon deposit of the Repurchase Price in the Payment Account, or in the event of a substitution, upon deposit of the Substitution Adjustment Amount (or if none, then within three Business Days of when the Mortgage File for the Eligible Substitute Home Loan is received), the Indenture Trustee shall release to the Seller the related Mortgage File and shall execute and deliver all instruments of transfer or assignment, without recourse, furnished to it by the Seller as are necessary to vest in the Seller title to and rights under the related Home Loan. Such purchase shall be deemed to have occurred on the date on which certification of the deposit of the Repurchase Price (or the Substitution Adjustment Amount, if any) in the Payment Account was received by the Indenture Trustee, or if the payment of such amount is not required, within three Business Days of when the Mortgage File for the Eligible Substitute Home Loan is received. The Indenture Trustee shall amend the applicable


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Mortgage Loan Schedule to reflect such repurchase or substitution and shall promptly notify the Master Servicer and the Rating Agencies of such amendment.


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                                   ARTICLE III

                                    Covenants

         Section 3.01. COLLECTION OF PAYMENTS WITH RESPECT TO THE HOME LOANS. The Indenture Trustee shall establish and maintain an Eligible Account (the "Payment Account") in which the Indenture Trustee shall, subject to the terms of this paragraph, deposit, on the same day as it is received from the Master Servicer, each remittance received by the Indenture Trustee with respect to the Home Loans. The Indenture Trustee shall make all payments of principal of and interest on the Notes, subject to Section 3.03 as provided in Section 3.05 herein from monies on deposit in the Payment Account.

         Section 3.02. MAINTENANCE OF OFFICE OR AGENCY. The Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where, subject to satisfaction of conditions set forth herein, Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

         Section 3.03. MONEY FOR PAYMENTS TO BE HELD IN TRUST; PAYING AGENT. (a) As provided in Section 3.01, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account pursuant to Section 3.01 shall be made on behalf of the Issuer by the Indenture Trustee or by the Paying Agent, and no amounts so withdrawn from the Payment Account for payments of Notes shall be paid over to the Issuer except as provided in this Section 3.03.

         The Issuer hereby designates the Indenture Trustee as Paying Agent, which initially shall be Norwest Bank Minnesota, National Association.

         The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

                         (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

                        (ii) give the Indenture Trustee notice of any default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;


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                       (iii) at any time during the continuance of any such
         default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

                        (iv) immediately resign as Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment;

                         (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; and

                        (vi) not commence a Bankruptcy proceeding against the Issuer in connection with this Indenture.

         The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Request direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for one year after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Inden ture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in an Authorized Newspaper published in the English language, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee may also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

         Section 3.04. EXISTENCE. The Issuer will keep in full effect its existence, rights and franchises as a business trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the


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United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Home Loans and each other instru ment or agreement included in the Trust Estate.

         Section 3.05. PAYMENT OF PRINCIPAL AND INTEREST. (a) On each Payment Date from amounts on deposit in the Payment Account in accordance with Section
8.02 hereof, the Indenture Trustee shall pay to the Noteholders, and the Certificate Paying Agent the Interest Remittance Amount and Principal Distribution Amount.

         (b) On each Payment Date, the Interest Remittance Amount shall be distributed in the following priority, in each case to the extent of the then remaining Interest Remittance
Amount:

                           (i) to the Class A Noteholders, on a pro rata basis, Accrued Note Interest thereon for such Payment Date, plus any Unpaid Interest Shortfalls thereon remaining unpaid from any previous Payment Date; provided, however, that if on any Payment Date the Interest Remittance Amount is less than the aggregate Accrued Note Interest on the Class A Notes, the amount payable to the Class A Noteholders pursuant to this clause (i) shall be reduced on a pro rata basis among the Class A Notes based upon the Accrued Note Interest payable thereon;

                           (ii) to the Class M-1 Noteholders, Accrued Note Interest thereon for such Payment Date;

                           (iii) to the Class M-2 Noteholders, Accrued Note Interest thereon for such Payment Date;

                           (iv) to the Class B-1 Noteholders, Accrued Note Interest thereon for such Payment Date;

                           (v) to the Class M-1 Noteholders, any Unpaid Interest Shortfalls thereon remaining unpaid from any previous Payment Date;

                           (vi) to the Class M-2 Noteholders, any Unpaid Interest Shortfalls thereon remaining unpaid from any previous Payment Date;

                           (vii) to the Class B-1 Noteholders, any Unpaid Interest Shortfalls thereon remaining unpaid from any previous Payment Date;

                           (viii) to the Certificate Paying Agent on behalf of the Class B-2 Certificateholders, Accrued Certificate Interest thereon for such Payment Date; provided, however, that on any Payment Date on which the Certificate Principal Balance of the Class B-2 Certificates is reduced to zero due to Realized Losses, in the event the Note Principal Balance of the Class B-1 Notes would also be reduced on such Payment Date as a result of the allocation of Realized Losses, the amount payable to the Class B-2 Certificates pursuant to this clause will be reduced by the amount which the Class B-1 Notes would have had its Note Principal Balance reduced; and

                  (ix) any amount remaining (such amount, the "Net Monthly Excess Interest Amount") for such Payment Date shall be included in the Net Monthly Excess Cash Flow and be distributed as provided in 3.05(e).

         (c) On each Payment Date prior to the Stepdown Date, the Principal Distribution Amount shall be distributed in the following priority, in each case to the extent of the then remaining Principal Distribution Amount:

                           (i) first, to the Class A Noteholders (other than the Class A-6 IO Noteholders), in the priorities set forth in Sections 3.05(f) and (g), until the aggregate Note Principal Balance of the Class A Notes (other than the Class A-6 IO Notes) has been reduced to zero, an amount equal to the lesser of (a) the Principal Distribution Amount for such Payment Date and (b) the aggregate Note Principal Balance of the Class A Notes (other than the Class A-6 IO Notes) immediately prior to such Payment Date;

                           (ii) second, to the Class M-1 Notes, until the Note Principal Balance of the Class M-1 Notes has been reduced to zero;

                           (iii) third, to the Class M-2 Notes, until the Note Principal Balance of the Class M-2 Notes has been reduced to zero;

                           (iv) fourth, to the Class B-1 Notes, until the Note Principal Balance of the Class B-1 Notes has been reduced to zero;

                           (v) fifth, to the Certificate Paying Agent on behalf of the Class B-2 Certificates, until the Certificate Principal Balance of the Class B-2 Certificates has been reduced to zero;

                           (vi) sixth, any remaining amount (such amount, the "Net Monthly Excess Principal Amount") for such Payment Date shall be included in the Net Monthly Excess Cash Flow and distributed as described in Section 3.05(e).

         (d) On each Payment Date on or after the Stepdown Date, the Principal Distribution Amount shall be distributed in the following priority, in each case to the extent of the then remaining Principal Distribution Amount:

                           (i) first, to the Class A Notes (other than the Class A-6 IO Notes), in the manner and priority as described in the Section 3.05(f) and (g), until the Note Principal Balances of such Class A Notes have been reduced to an amount equal to (x) the aggregate Principal Balance of the Home Loans as of the last day of the related Collection Period minus (y) the greater of (a) 67.00% of the aggregate Principal Balance of the Home Loans as of the last day of the related Collection Period plus the Required Overcollateralization Amount (calculated without giving effect to clause (z) in the definition thereof) for such Payment Date and (b) $527,746;

                           (ii) second, from the balance, if any, remaining of the Principal Distribution Amount after the distribution described in clause (i) above, to the Class M-1 Notes, until the sum of the Note Principal Balance of the Class A Notes and the Class M-1 Notes has been reduced to an amount equal to (x) the aggregate Principal Balance of the Home Loans as of the last day of the related Collection Period minus (y) the greater of (a) 47.00% of the aggregate Principal Balance of the Home Loans as of the last day of the related Collection Period plus the Required Overcollateralization Amount (calculated without giving effect to clause (z) in the definition thereof) for such Payment Date and (b) $527,746.

                           (iii) third, from the balance, if any, remaining of the Principal Distribution Amount after the distributions described in clauses (i) and (ii) above, to the Class M-2 Notes, until the sum of the Note Principal Balance of the Class A Notes and the Class M Notes has been reduced to an amount equal to (x) the aggregate Principal Balance of the Home Loans as of the last day of the related Collection Period minus (y) the greater of (a) 32.00% of the aggregate Principal Balance of the Home Loans as of the last day of the related Collection Period plus the Required Overcollateralization Amount (calculated without giving effect to clause (z) in the definition thereof) for such Payment Date and (b) $527,746;

                           (iv) fourth, from the balance, if any, remaining of the Principal Distribution Amount after the distributions described in clauses (i) through (iii) above, to the Class B-1 Notes, until the sum of the Note Principal Balance of the Class A Notes, the Class M Notes and the Class B-1 Notes has been reduced to an amount equal to (x) the aggregate Principal Balance of the Home Loans as of the last day of the related Collection Period minus (y) the greater of (a) 10.50% of the aggregate Principal Balance of the Home Loans as of the last day of the related Collection Period plus the Required Overcollateralization Amount (calculated without giving effect to clause (z) in the definition thereof) for such Payment Date and (b) $527,746; and

                           (v) fifth, from the balance, if any, remaining of the Principal Distribution Amount after the distributions described in clauses (i) through (iv) above, to the Certificate Paying Agent on behalf of the Holders of the Class B-2 Certificates, until the sum of the Note Principal Balance of the Class A Notes, the Class M Notes and the Class B-1 Notes and the Certificate Principal Balance of the Class B-2 Certificates has been reduced to an amount equal to the aggregate Principal Balance of the Home Loans as of the last day of the related Collection Period minus the Required Overcollateralization Amount (calculated without giving effect to clause (z) in the definition thereof) for such Payment Date; and

                           (vi) sixth, any amount remaining (such amount, the "Net Monthly Excess Principal Amount") shall be included in the Net Monthly Excess Cash Flow as described in Section 3.05(e) and applied as described therein (except with regard to clause (ii) thereof).

         (e) On each Payment Date, the Net Monthly Excess Cash Flow will be distributed as follows, in each case to the extent of the then remaining Net Monthly Excess Cash Flow:

                  (i) first, to pay any Unpaid Interest Shortfall not previously paid on the Class A Notes on a pro rata basis until reduced to zero;

                  (ii) second, to fund the Extra Principal Distribution Amount for such Payment
                  Date;

                  (iii) third, to pay any Unpaid Interest Shortfall not previously paid on the Class
                  M-1 Notes until reduced to zero;

                  (iv) fourth, to reimburse the Class M-1 Notes for Realized Losses previously allocated thereto pursuant to Section 3.26 until fully reimbursed;

                  (v) fifth, to pay any Unpaid Interest Shortfall not previously paid on the Class M-2 Notes until reduced to zero;

                  (vi) sixth, to reimburse the Class M-2 Notes for Realized Losses previously allocated thereto pursuant to Section 3.26 until fully reimbursed;

                  (vii) seventh, to pay any Unpaid Interest Shortfall not previously paid on the Class B-1 Notes until reduced to zero;

                  (viii) eighth, to reimburse the Class B-1 Notes for Realized Losses previously allocated thereto pursuant to Section 3.26 until fully reimbursed;

                  (ix) ninth, to the Certificate Paying Agent on behalf of the Class B-2 Certificates, to pay any Unpaid Interest Shortfall not previously paid on the Class
                  B-2 Certificates until reduced to zero;

                  (x) tenth, to the Certificate Paying Agent on behalf of the Class B-2 Certificates, to reimburse the Class B-2 Certificates for Realized Losses previously allocated thereto pursuant to Section 3.26 until fully reimbursed;

                  (xi) eleventh, to the Indenture Trustee, any amounts owing to the Indenture Trustee pursuant to Section 6.07 remaining unpaid; and

                  (xii) twelfth, any remaining amounts will be distributed to the Issuer or the Certificate Paying Agent, as its designee, for the benefit of the Holders of the Class
                  X Certificates.

                  (f) Distributions of the Senior Principal Distribution Amount on the Class A Notes (other than the Class A-6 IO Notes) on each Payment Date occurring prior to the occurrence of the Credit Support Depletion Date will be made as follows, in each case to the extent of the then remaining Senior Principal Distribution Amount:

                           (A) first, to the Class A-1 Notes, until the Note Principal Balance of the Class A-1 Notes has been reduced to zero;

                           (B) second, to the Class A-2 Notes, until the Note Principal Balance of the Class A-2 Notes has been reduced to zero;

                           (C) third, to the Class A-3 Notes, until the Note Principal Balance of the Class A-3 Notes has been reduced to zero;

                           (D) fourth, to the Class A-4 Notes, until the Note Principal Balance of the Class A-4 Notes has been reduced to zero; and

                           (E) fifth, to the Class A-5 Notes, until the Note Principal Balance of the Class A-5 Notes has been reduced to zero.

                  (g) On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described in Section 3.05(f) above in respect of principal among the various Classes of Class A Notes will be disregarded, and the Senior Principal Distribution Amount will be distributed to all Classes of Class A Notes pro rata in accordance with their respective outstanding Note Principal Balances.

                  (h) Each distribution with respect to a Book-Entry Note shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Note Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Note Owners that it represents. None of the Indenture Trustee, the Note Registrar, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

                  (i) On each Payment Date, the Certificate Paying Agent shall deposit in the Certificate Distribution Account all amounts it received pursuant to this Section 3.05 for the purpose of distributing such funds to the Trust Certificateholders.

                  (k) Any installment of interest or principal, if any, payable on any Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall, if such Holder shall have so requested at least five Business Days prior to the related Record Date and such Holder holds Notes of an aggregate initial Note Principal Balance or Notional Amount of at least $5,000,000, be paid to each Holder of record on the preceding Record Date, by wire transfer to an account specified in writing by such Holder reasonably satisfactory to the Indenture Trustee as of the preceding Record Date or in all other cases or if no such instructions have been delivered to the Indenture Trustee, by check to such Noteholder mailed to such Holder's address as it appears in the Note Register in the amount required to be distributed to such Holder on such Payment Date pursuant to such Holder's Notes; PROVIDED, HOWEVER, that the Indenture Trustee shall not pay to such Holders any amount required to be withheld from a payment to such Holder by the Code.

                  (l) The principal of each Note and accrued and unpaid interest thereon (including Unpaid Interest Shortfalls) shall be due and payable in full on the Final Scheduled Payment Date for such Note as provided in the forms of Note set forth in Exhibits A-1 through A-3. All principal payments on the Notes shall be made to the Noteholders entitled thereto in accordance with the Percentage Interests represented by such Notes. Upon notice to the Indenture Trustee by the Issuer, the Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Final Scheduled Payment Date or other final Payment Date (including any final Payment Date resulting from any redemption pursuant to Section 8.07 hereof). Such notice shall to the extent practicable be mailed no later than five Business Days prior to such Final Scheduled Payment Date or other final Payment Date and shall specify that payment of the principal amount and any interest due with respect to such Note at the Final Scheduled Payment Date or other final Payment Date will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for such final payment. No interest shall accrue on the Notes on or after the Final Scheduled Payment Date or any such other final Payment Date.

         Section 3.06. PROTECTION OF TRUST ESTATE. (a) The Issuer will from time to time prepare, execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

                         (i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

                         (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

                         (iii) cause the Issuer or Master Servicer to enforce any of the rights to the Home Loans; or

                        (iv) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Trust Estate against the claims of all persons and parties.

         (b) Except as otherwise provided in this Indenture, the Indenture Trustee shall not remove any portion of the Trust Estate that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to Section 3.07 hereof (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered on the Closing Date pursuant to Section 3.07(a) hereof, or if no Opinion of Counsel has yet been delivered pursuant to Section 3.07(b) hereof unless the Indenture Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions).

         The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to sign any financing statement, continuation statement or other instrument required to be signed pursuant to this Section 3.06 upon the Issuer's preparation thereof and delivery to the Indenture
Trustee.

         The Issuer will cause each such statement or instrument to indicate that the Indenture Trustee is acting as the agent and attorney-in-fact of the Issuer.

         Section 3.07. OPINIONS AS TO TRUST ESTATE. (a) On the Closing Date, the Issuer shall furnish to the Indenture Trustee and the Owner Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and first priority security interest in the Collateral and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and first priority security interest effective.

         (b) On or before April 15 in each calendar year, beginning in 1999, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel at the expense of the Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, rerecording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as are necessary to maintain the lien and first priority security interest in the Collateral and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest in the Collateral until December 31 in the following calendar year.

         Section 3.08. PERFORMANCE OF OBLIGATIONS. (a) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate.

         (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer.

         (c) The Issuer will not take any action or permit any action to be taken by others which would release any Person from any of such Person's covenants or obligations under any of the documents relating to the Home Loans or under any instrument included in the Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents relating to the Home Loans or any such instrument, except such actions as the Master Servicer is expressly permitted to take in the Servicing Agreement. The Indenture Trustee, as pledgee of the Home Loans, shall be able to exercise the rights of the Issuer to direct the actions of the Master Servicer pursuant to the Servicing Agreement.

         (d) The Issuer may retain an administrator and may enter into contracts with other Persons for the performance of the Issuer's obligations hereunder, and performance of such obligations by such Persons shall be deemed to be performance of such obligations by the Issuer.

         Section 3.09. NEGATIVE COVENANTS. So long as any Notes are Outstanding, the Issuer shall not:

                         (i) except as expressly permitted by this Indenture, sell, transfer, exchange or otherwise dispose of the Trust Estate, unless directed to do so by the Indenture Trustee;

                        (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

                       (iii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or other wise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof or (C) permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate; or

                        (iv) waive or impair, or fail to assert rights under, the Home Loans, or impair or cause to be impaired the Issuer's interest in the Home Loans, the Home Loan Purchase

         Agreement or in any Basic Document, if any such action would materially and adversely affect the interests of the Noteholders.

         Section 3.10. ANNUAL STATEMENT AS TO COMPLIANCE. The Issuer will deliver to the Indenture Trustee, within 120 days after the end of each fiscal year (which, for the Issuer, is the calendar year) of the Issuer (commencing with the fiscal year 1998), an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

                         (i) a review of the activities of the Issuer during such year and of its performance under this Indenture has been made under such Authorized Officer's supervision; and

                         (ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

         Section 3.11.     [Reserved].

         Section 3.12. REPRESENTATIONS AND WARRANTIES CONCERNING THE HOME LOANS. The Indenture Trustee, as pledgee of the Home Loans, has the benefit of the representations and warranties made by the Seller in the Home Loan Purchase Agreement concerning the Seller and the Home Loans and the right to enforce the remedies against the Seller provided in such Home Loan Purchase Agreement to the same extent as though such representations and warranties were made directly to the Indenture Trustee. If the Indenture Trustee has actual knowledge of any breach of any representation or warranty made by the Seller in the Home Loan Purchase Agreement, the Indenture Trustee shall promptly notify the Seller of such finding and the Seller's obligation to cure such defect or repurchase or substitute for the related Home Loan.

         Section 3.13. AMENDMENTS TO SERVICING AGREEMENT. The Issuer covenants with the Inden ture Trustee that it will not enter into any amendment or supplement to the Servicing Agreement without the prior written consent of the Indenture Trustee. The Indenture Trustee, as pledgee of the Home Loans, may decline to enter into or consent to any such supplement or amendment if the Noteholders' rights, duties or immunities shall be adversely affected.

         Section 3.14. MASTER SERVICER AS AGENT AND BAILEE OF THE INDENTURE TRUSTEE. Solely for purposes of perfection under Section 9-305 of the Uniform Commercial Code or other similar applicable law, rule or regulation of the state in which such property is held by the Master Servicer, the Issuer and the Indenture Trustee hereby acknowledge that the Master Servicer is acting as agent and bailee of the Indenture Trustee in holding amounts on deposit in the Collection Account, as well as its agent and bailee in holding any Related Documents released to the Master Servicer, and any other items constituting a part of the Trust Estate which from time to time come into the possession of the Master Servicer. It is intended that, by the Master Servicer's acceptance of such agency, the Indenture Trustee, as a secured party of the Home Loans, will be deemed to have possession of such Related Documents, such monies and such other items for purposes of Section 9-305 of the Uniform Commercial Code of the state in which such property is held by the Master Servicer.

         Section 3.15. INVESTMENT COMPANY ACT. The Issuer shall not become an "investment company" or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (or any successor or amendatory statute), and the rules and regulations thereunder (taking into account not only the general definition of the term "investment company" but also any available exceptions to such general definition); provided, however, that the Issuer shall be in compliance with this Section 3.15 if it shall have obtained an order exempting it from regulation as an "investment company" so long as it is in compliance with the conditions imposed in such order.

         Section 3.16. ISSUER MAY CONSOLIDATE, ETC. (a) The Issuer shall not consolidate or merge with or into any other Person, unless:

                         (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and to the Certificate Paying Agent, on behalf of the Certificateholders and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

                         (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

                         (iii) the Rating Agencies shall have notified the Issuer that such transaction shall not cause the rating of the Notes to be reduced, suspended or withdrawn or to be considered by either Rating Agency to be below investment grade;

                         (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered a copy thereof to the Indenture Trustee) to the effect that such transaction will not (A) result in a "substantial modification" of the Notes under Treasury Regulation section 1.1001-3, or adversely affect the status of the Notes as indebtedness for federal income tax purposes, or (B) if 100% of the Certificates are not owned by Southern Pacific Secured Assets Corp., cause the Trust to be subject to an entity level tax for federal income tax purposes;

                         (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

                         (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

         (b) The Issuer shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any Person, unless:

                         (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or trans ferred shall be subject and subordinate to the rights of the Holders of the Notes, (D) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

                         (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                         (iii) the Rating Agencies shall have notified the Issuer that such transaction shall not cause the rating of the Notes to be reduced, suspended or withdrawn or to be considered by either Rating Agency to be below investment grade;

                         (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered a copy thereof to the Indenture Trustee) to the effect that such transaction will not (A) result in a "substantial modification" of the Notes under Treasury Regulation section 1.1001-3, or adversely affect the status of the Notes as indebtedness for federal income tax purposes, or (B) if 100% of the Certificates are not owned by Southern Pacific Secured Assets Corp., cause the Trust to be subject to an entity level tax for federal income tax purposes;

                         (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

                        (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

         Section 3.17. SUCCESSOR OR TRANSFEREE. (a) Upon any consolidation or merger of the Issuer in accordance with Section 3.16(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

         (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.16(b), the Issuer will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee of such conveyance or transfer.

         Section 3.18. NO OTHER BUSINESS. The Issuer shall not engage in any business other than financing, purchasing, owning and selling and managing the Home Loans and the issuance of the Notes and Certificates in the manner contemplated by this Indenture and the Basic Documents and all activities incidental thereto.

         Section 3.19. NO BORROWING. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes.

         Section 3.20. GUARANTEES, LOANS, ADVANCES AND OTHER LIABILITIES. Except as contemplated by this Indenture or the Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

         Section 3.21. CAPITAL EXPENDITURES. The Issuer shall not make any expenditure (by long- term or operating lease or otherwise) for capital assets (either realty or personalty).

         Section 3.22. [Reserved]

         Section 3.23. RESTRICTED PAYMENTS. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; PROVIDED, HOWEVER, that the Issuer may make, or cause to be made, (x) distributions to the Owner Trustee and the Certificateholders as contemplated by, and to the extent funds are available for such purpose under, this Indenture and the Trust Agreement and (y) payments to the Master Servicer pursuant to the terms of the Servicing Agreement. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the Basic Documents.

         Section 3.24. NOTICE OF EVENTS OF DEFAULT. The Issuer shall give the Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder and under the Trust Agreement.

         Section 3.25. FURTHER INSTRUMENTS AND ACTS. Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

         Section 3.26. ALLOCATION OF REALIZED LOSSES. On each Payment Date following the application of all amounts distributable on such date, to the extent the aggregate Principal Balance of the Home Loans is less than the sum of the aggregate Note Principal Balances of the Notes and Certificate Principal Balance of the Class B-2 Certificates due to Realized Losses on the Home Loans, the Note Principal Balances of the Notes and the Certificate Principal Balance of the Certificates, as applicable, shall be reduced as follows, until such deficiency is fully allocated: first, the Certificate Principal Balance of the Class B-2 Certificates shall be reduced, until the Certificate Principal Balance thereof has been reduced to zero; second, the Note Principal Balance of the Class B-1 Notes shall be reduced, until the Note Principal Balance thereof has been reduced to zero; third, the Note Principal Balance of the Class M-2 Notes shall be reduced, until the Note Principal Balance thereof has been reduced to zero; and fourth, the Note Principal Balance of the Class M-1 Notes shall be reduced, until the Note Principal Balance thereof has been reduced to zero. The Note Principal Balances of the Class A Notes will not be so reduced.

         (c) Any allocation of Realized Losses to a Class of Notes or Certificates, as applicable, shall be made by reducing the Note Principal Balance or Certificate Principal Balance thereof by the amount so allocated, which allocation shall be deemed to have occurred on such Payment Date. All Realized Losses and all other losses allocated to a Class of Notes or Certificates, as applicable, hereunder will be allocated among the Notes or Certificates, as applicable, of such Class in proportion to the Percentage Interests evidenced thereby.

                                   ARTICLE IV

               The Notes; Satisfaction and Discharge of Indenture

         Section 4.01. THE NOTES. The Notes shall be registered in the name of a nominee desig nated by the Depository. Beneficial Owners will hold interests in the Class A Notes (other than the Class A-6 IO Notes) and Class M-1 Notes through the book-entry facilities of the Depository in minimum initial Note Principal Balances of $25,000 and integral multiples of $1 in excess thereof. Beneficial Owners will hold interests in the Class A-6 IO Notes through the book-entry facilities of the Depository in minimum initial Notional Amounts of $2,000,000 and integral multi ples of $1 in excess thereof. Beneficial Owners will hold interests in the Class M-2 Notes and Class B-1 Notes through the book-entry facilities of the Depository in minimum initial Note Principal Balances of $250,000 and integral multiples of $1 in excess thereof.

         The Indenture Trustee may for all purposes (including the making of payments due on the Notes) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Notes for the purposes of exercising the rights of Holders of the Notes hereunder. Except as provided in the next succeeding paragraph of this Section 4.01, the rights of Beneficial Owners with respect to the Notes shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants. Except as provided in Section 4.08 hereof, Beneficial Owners shall not be entitled to definitive certificates for the Notes as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Notes shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. The Indenture Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Noteholders and give notice to the Depository of such record date. Without the consent of the Issuer and the Indenture Trustee, no Note may be transferred by the Depository except to a successor Depository that agrees to hold such Note for the account of the Beneficial Owners.

         In the event the Depository Trust Company resigns or is removed as Depository, the Indenture Trustee with the approval of the Issuer may appoint a successor Depository. If no successor Depository has been appointed within 30 days of the effective date of the Depository's resignation or removal, each Beneficial Owner shall be entitled to certificates representing the Notes it beneficially owns in the manner prescribed in Section 4.08.

         The Notes shall, on original issue, be executed on behalf of the Issuer by the Owner Trustee, not in its individual capacity but solely as Owner Trustee, authenticated by the Indenture Trustee and delivered by the Indenture Trustee to or upon the order of the Issuer.

         Section 4.02. REGISTRATION OF AND LIMITATIONS ON TRANSFER AND EXCHANGE OF NOTES; APPOINTMENT OF CERTIFICATE REGISTRAR. The Issuer shall cause to be kept at the Corporate Trust Office a Note Register in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided.

         Subject to the restrictions and limitations set forth below, upon surrender for registration of transfer of any Note at the Corporate Trust Office, the Issuer shall execute and the Note Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes in authorized initial Note Principal Balances evidencing the same aggregate Percentage Interests.

         Subject to the foregoing, at the option of the Noteholders, Notes may be exchanged for other Notes of like tenor and in authorized initial Note Principal Balances evidencing the same aggregate Percentage Interests upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Note Registrar. Whenever any Notes are so surrendered for exchange, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver the Notes which the Note holder making the exchange is entitled to receive. Each Note presented or surrendered for registration of transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Note Registrar duly executed by the Holder thereof or his attorney duly authorized in writing with such signature guaranteed by a commercial bank or trust company located or having a correspondent located in the city of New York. Notes delivered upon any such transfer or exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Notes surrendered.

         No service charge shall be made for any registration of transfer or exchange of Notes, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

         The Issuer hereby appoints the Indenture Trustee as Certificate Registrar to keep at its Corporate Trust Office a Certificate Register pursuant to Section 3.09 of the Trust Agreement in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges thereof pursuant to
Section 3.05 of the Trust Agreement. The Indenture Trustee hereby accepts such appointment.

         Section 4.03. MUTILATED, DESTROYED, LOST OR STOLEN NOTES. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

         Upon the issuance of any replacement Note under this Section 4.03, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

         Every replacement Note issued pursuant to this Section 4.03 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

         The provisions of this Section 4.03 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

         Section 4.04. PERSONS DEEMED OWNERS. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

         Section 4.05. CANCELLATION. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 4.05, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Request that they be destroyed or returned to it; provided, however, that such Issuer Request is timely and the Notes have not been previously disposed of by the Indenture Trustee.

         Section 4.06. BOOK-ENTRY NOTES. The Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository

Trust Company, the initial Depository, by, or on behalf of, the Issuer. Such Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Depository, and no Beneficial Owner will receive a Definitive Note representing such Beneficial Owner's interest in such Note, except as provided in Section 4.08. With respect to such Notes, unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to Beneficial Owners pursuant to Section 4.08:

                        (i) the provisions of this Section 4.06 shall be in full force and effect;

                        (ii) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Depository for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes, and shall have no obligation to the Beneficial Owners of the Notes;

                        (iii) to the extent that the provisions of this Section
         4.06 conflict with any other provisions of this Indenture, the provisions of this Section 4.06 shall control;

                        (iv) the rights of Beneficial Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Owners of Notes and the Depository and/or the Depository Participants; unless and until Definitive Notes are issued pursuant to Section 4.08, the initial Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Notes to such Depository Participants; and

                        (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Note Principal Balances of the Notes, the Depository shall be deemed to represent such percentage with respect to the Notes only to the extent that it has received instructions to such effect from Beneficial Owners and/or Depository Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

         Section 4.07. NOTICES TO DEPOSITORY. Whenever a notice or other communication to the Note Holders is required under this Indenture, unless and until Definitive Notes shall have been issued to Beneficial Owners pursuant to
Section 4.08, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes to the Depository, and shall have no obligation to the Beneficial Owners.

         Section 4.08. DEFINITIVE NOTES. If (i) the Indenture Trustee determines that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Notes and the Indenture Trustee is unable to locate a qualified successor, (ii) the Indenture Trustee elects to terminate the book-entry system through the Depository or (iii) after the occurrence of an Event of Default, Beneficial Owners of any class of Notes representing beneficial interests aggregating at least a majority of the Note Principal Balance of such class of Notes advise the Depository in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Beneficial Owners, then the Depository shall notify all Beneficial Owners and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Notes to Beneficial Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Notes representing the Book-Entry Notes by the Depository, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Depository. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

         Section 4.09. TAX TREATMENT. The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of its Note (and each Beneficial Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness.

         Section 4.10. SATISFACTION AND DISCHARGE OF INDENTURE. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.06, 3.09, 3.16, 3.18 and 3.19, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section
6.07 and the obligations of the Indenture Trustee under Section 4.11) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes and shall release and deliver the Collateral to or upon the order of the Issuer, when

                  (A)      either

                  (1) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 4.03 hereof and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

                  (2) all Notes not theretofore delivered to the Indenture Trustee for cancellation

                           a.       have become due and payable,

                           b. will become due and payable at the Final Scheduled Payment Date within one year, or

                           c. have been called for early redemption pursuant to Section 8.07 hereof,

         and the Issuer, in the case of a. or b. above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes then outstanding not theretofore delivered to the Indenture Trustee for cancellation when due on the Final Scheduled Payment Date or other final Payment Date and has delivered to the Indenture Trustee a verification report from a nationally recognized accounting firm certifying that the amounts deposited with the Indenture Trustee are sufficient to pay and discharge the entire indebtedness of such Notes, or, in the case of c. above, the Issuer shall have complied with all requirements of Section 8.07 hereof;

                  (B) the Issuer has paid or caused to be paid all other sums payable hereunder; and

                  (C) the Issuer has delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel, each meeting the applicable requirements of Section 10.01 hereof, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and, if the Opinion of Counsel relates to a deposit made in connection with Section 4.10(A)(2)b. above, such opinion shall further be to the effect that such deposit will constitute an "in-substance defeasance" within the meaning of Revenue Ruling 85-42, 1985-1 C.B. 36, and in accordance therewith, the Issuer will be the owner of the assets deposited in trust for federal income tax purposes.

         Section 4.11. APPLICATION OF TRUST MONEY. All monies deposited with the Indenture Trustee pursuant to Section 4.10 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent or the Issuer, Certificate Paying Agent as designee of the Issuer, as applicable, as the Indenture Trustee may determine, to the Holders of Securities, of all sums due and to become due thereon for principal and interest or otherwise; but such monies need not be segregated from other funds except to the extent required herein or required by law.

         Section 4.12. REPAYMENT OF MONIES HELD BY PAYING AGENT. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Person other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to
Section 3.05 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

         Section 4.13. TEMPORARY NOTES. Pending the preparation of any Definitive Notes, the Issuer may execute and upon its written direction, the Indenture Trustee may authenticate and make available for delivery, temporary Notes that are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

         If temporary Notes are issued, the Issuer will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of the Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Indenture Trustee, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Indenture Trustee shall authenticate and make available for delivery, in exchange therefor, Definitive Notes of authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, such temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.



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



                                    ARTICLE V

                              DEFAULT AND REMEDIES

         Section 5.01. EVENTS OF DEFAULT. The Issuer shall deliver to the Indenture Trustee, within five days after learning of the occurrence of an Event of Default, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iii) of the definition of "Event of Default", its status and what action the Issuer is taking or proposes to take with respect thereto.

         Section 5.02. ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT. If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee at the written direction of the Controlling Noteholders, may declare the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid Note Principal Balance of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

         At any time after such declaration of acceleration of maturity with respect to an Event of Default has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V, the Controlling Noteholders, by written notice to the Issuer and the Indenture Trustee, may waive the related Event of Default and rescind and annul such declaration and its consequences if:

                        (i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

                           (A) all payments of principal of and interest on the
                  Notes and all other amounts that would then be due hereunder or upon the Notes if the Event of Default giving rise to such acceleration had not occurred; and

                           (B) all sums paid or advanced by the Indenture
                  Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the
                  Indenture Trustee and its agents and counsel; and

                        (ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

         No such rescission shall affect any subsequent default or impair any right consequent thereto.

         Section 5.03. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY INDENTURE TRUSTEE.

         (a) The Issuer covenants that if a default is made in the payment of
(i) Accrued Note Interest or Unpaid Interest Shortfalls with respect to any Class of Notes, (ii) the Principal Distribution Amount with respect to any Class of Notes, (iii) the Extra Principal Distribution Amount with respect to a Payment Date, but in each case only to the extent funds are available to make such payment or (iv) payment of principal in full on the related Final Scheduled Maturity Date with respect to any Class of Notes, in each case when the same becomes due and payable, and such default continues for a period of five days, the Issuer shall, upon demand of the Indenture Trustee, pay to the Indenture Trustee, for the benefit of the Holders of Notes, the whole amount then due and payable on the Notes for principal and interest, with interest at the Note Interest Rate (including any Unpaid Interest Shortfalls) upon the overdue principal, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

         (b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, subject to the provisions of Section 10.16 hereof may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon the Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon the Notes, wherever situated, the monies adjudged or decreed to be payable.

         (c) If an Event of Default occurs and is continuing, the Indenture Trustee, subject to the provisions of Section 10.16 hereof may, as more particularly provided in Section 5.04 hereof, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

         (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

                        (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

                        (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

                        (iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

                        (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

         (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Note holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

         (f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes, subject to Section 5.05 hereof.



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



         (g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

         Section 5.04. REMEDIES; PRIORITIES. (a) If an Event of Default shall have occurred and be continuing and if an acceleration has been declared and not rescinded pursuant to Section 5.02 hereof, the Indenture Trustee subject to the provisions of Section 10.16 hereof shall, do one or more of the following (subject to Section 5.05 hereof):

                        (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes monies adjudged due;

                        (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

                        (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes; and

                        (iv) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, unless (A) the Indenture Trustee obtains the consent of the Holders of 100% of the aggregate Note Principal Balance, (B) the proceeds of such sale or liquidation distributable to the Holders of the Notes are sufficient to discharge in full all amounts then due and unpaid upon the Notes for principal and interest or (C) the Indenture Trustee determines that the Home Loans will not continue to provide sufficient funds for the payment of principal of and interest on the Notes (including Unpaid Interest Shortfalls) as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Controlling Noteholders. In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

         (b) If the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the following order:

                  FIRST: to the Indenture Trustee for amounts due under Section
                  6.07 hereof;

                  SECOND: to the Noteholders for amounts due and unpaid on the Notes, first to the Senior Notes without preference or priority of any kind, second to the Class M-

                  1 Notes, third to the Class M-2 Notes and fourth, to the Class B-1 Notes, according to the amounts due and payable on the Notes for interest (including Unpaid Interest Shortfalls) from amounts available in the Trust Estate for the Noteholders;

                  THIRD: to Noteholders for amounts due and unpaid on the Notes with respect to principal (including, but not limited to, any Principal Distribution Amount), from amounts available in the Trust Estate for such Noteholders, to the Noteholders, the amount of principal then due and unpaid on the Notes, first to the Senior Notes (other than the Interest Only Notes) without preference or priority of any kind, second to the Class M-1 Notes, third to the Class M-2 Notes and fourth, to the Class B-1 Notes, in each case until the Note Principal Balance is reduced to zero; and

                  FOURTH: to the payment of the remainder, if any to the Issuer, or the Certificate Paying Agent as its designee, or any other person legally entitled thereto.

         The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 5.04. With respect to any acceleration, the first payment date after the acceleration shall be the first Payment Date after the acceleration. At least 15 days before such record date, the Indenture Trustee shall mail to each Noteholder a notice that states the record date, the payment date and the amount to be paid.

         Section 5.05. OPTIONAL PRESERVATION OF THE TRUST ESTATE. If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee shall elect to take and maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes and other obligations of the Issuer, and the Indenture Trustee shall take such desire into account when determining whether or not to take and maintain possession of the Trust Estate. In determining whether to take and maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

         Section 5.06. LIMITATION OF SUITS. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless and subject to the provisions of Section 10.16 hereof:

                        (i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

                        (ii) the Holders of not less than 25% of the Note Principal Balances of the Notes have made a written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

                        (iii) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

                        (iv) the Indenture Trustee for 60 days after its receipt of such notice of request and offer of indemnity has failed to institute such Proceedings; and

                        (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Note Principal Balances of the Notes.

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

         Subject to the last paragraph of Section 4.12 herein, in the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Note Principal Balances of the Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

         Section 5.07. UNCONDITIONAL RIGHTS OF NOTEHOLDERS TO RECEIVE PRINCIPAL AND INTEREST. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

         Section 5.08. RESTORATION OF RIGHTS AND REMEDIES. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

         Section 5.09. RIGHTS AND REMEDIES CUMULATIVE. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         Section 5.10. DELAY OR OMISSION NOT A WAIVER. No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

         Section 5.11. CONTROL BY NOTEHOLDERS. The Holders of a majority of the Note Principal Balances of Notes or the Controlling Noteholders, as applicable, shall have the right (subject to the provisions of Section 5.06) to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exer cising any trust or power conferred on the Indenture Trustee; provided that:

                        (i) such direction shall not be in conflict with any rule of law or with this Indenture;

                        (ii) any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by Holders of Notes representing not less than 100% of the Note Principal Balances of Notes;

                        (iii) if the conditions set forth in Section 5.05 hereof have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by Holders of Notes representing less than 100% of the Note Principal Balances of Notes to sell or liquidate the Trust Estate shall be of no force and effect; and

                        (iv) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Noteholders set forth in this Section, subject to
Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

         Section 5.12. WAIVER OF PAST DEFAULTS. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02 hereof, the Controlling Noteholders may waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

         Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

         Section 5.13. UNDERTAKING FOR COSTS. All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Note Principal Balances of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.

         Section 5.14. WAIVER OF STAY OR EXTENSION LAWS. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         Section 5.15. SALE OF TRUST ESTATE. (a) The power to effect any sale or other disposition (a "Sale") of any portion of the Trust Estate pursuant to
Section 5.04 hereof is expressly subject to the provisions of Section 5.05 hereof and this Section 5.15. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Notes and under this Indenture shall have been paid. The Indenture Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

         (b) The Indenture Trustee shall not in any private Sale sell the Trust Estate, or any portion thereof, unless

                  (1) the Holders of all Notes, consent to or direct the Indenture Trustee to make, such Sale, or

                  (2) the proceeds of such Sale would be not less than the entire amount which would be payable to the Noteholders under the Notes on the Payment Date next succeeding the date of such Sale; or

                  (3) the Indenture Trustee determines, that the conditions for retention of the Trust Estate set forth in Section 5.05 hereof cannot be satisfied (in making any such determination, the Indenture Trustee may rely upon an opinion of an Independent investment banking firm obtained and delivered as provided in Section 5.05 hereof), and the Holders of Notes representing at least a majority of the Note Principal Balances of the Notes consent to such Sale.

The purchase by the Indenture Trustee of all or any portion of the Trust Estate at a private Sale shall not be deemed a Sale or other disposition thereof for purposes of this Section 5.15(b).

         (c) Unless the Holders representing at least 66-2/3% of the Principal Balances of the Notes have otherwise consented or directed the Indenture Trustee, at any public Sale of all or any portion of the Trust Estate at which a minimum bid equal to or greater than the amount described in paragraph (2) of subsection (b) of this Section 5.15 has not been established by the Indenture Trustee and no Person bids an amount equal to or greater than such amount, the Indenture Trustee, as trustee for the benefit of the Holders of the Notes, shall bid an amount at least $1.00 more than the highest other bid.

         (d) In connection with a Sale of all or any portion of the Trust
Estate,

                  (1) any Holder or Holders of Notes may bid for the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Notes or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

                  (2) the Indenture Trustee may bid for and acquire the property offered for Sale in connection with any Sale thereof, and, subject to any requirements of, and to the extent permitted by, applicable law in connection therewith, may purchase all or any portion of the Trust Estate in a private sale, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount which would be distributable to the Holders of the Notes and Holders of Certificates as a result of such Sale in accordance with Section 5.04(b) hereof on the Payment Date next succeeding the date of such Sale and (B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Notes in order to complete any such Sale or in order for the net Sale price to be credited against such Notes, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

                  (3) the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Trust Estate in connection with a Sale thereof;

                  (4) the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

                  (5) no purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

         Section 5.16. ACTION ON NOTES. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b) hereof.

         Section 5.17. PERFORMANCE AND ENFORCEMENT OF CERTAIN OBLIGATIONS. (a) Promptly following a request from the Indenture Trustee to do so, the Issuer in its capacity as holder of the Home Loans, shall take all such lawful action as the Indenture Trustee may request to cause the Issuer to compel or secure the performance and observance by the Seller and the Master Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Home Loan Purchase Agreement and the Servicing Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Home Loan Purchase Agreement and the Servicing Agreement to the extent and in the manner directed by the Indenture Trustee as pledgee of the Home Loans, including the transmission of notices of default on the part of the Seller or the Master Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Master Servicer of each of their obligations under the Home Loan Purchase Agreement and the Servicing Agreement.

         (b) The Indenture Trustee, as pledgee of the Home Loans, may, and at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of Holders of 66-2/3% of the Note Principal Balances of the Notes, shall exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Master Servicer under or in connection with the Home Loan Purchase Agreement and the Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller or the Master Servicer, as the case may be, of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Home Loan Purchase Agreement and the Servicing Agreement, as the case may be, and any right of the Issuer to take such action shall not be suspended.

                                   ARTICLE VI

                              THE INDENTURE TRUSTEE

         Section 6.01. DUTIES OF INDENTURE TRUSTEE. (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b)  Except during the continuance of an Event of Default:

                        (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

                        (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                        (i) this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

                        (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

                        (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

         (d) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

         (e) Money held in trust by the Indenture Trustee need not be segregated from other trust funds except to the extent required by law or the terms of this Indenture or the Trust
Agreement.

         (f) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

         (h) The Indenture Trustee shall act in accordance with Sections 6.03 and 6.04 of the Servicing Agreement and shall act as successor to the Master Servicer in accordance with Section
6.02 of the Servicing Agreement.

         Section 6.02. RIGHTS OF INDENTURE TRUSTEE. (a) The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or Opinion of Counsel.

         (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee.

         (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

         (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         Section 6.03. INDIVIDUAL RIGHTS OF INDENTURE TRUSTEE. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12 hereof.

         Section 6.04. INDENTURE TRUSTEE'S DISCLAIMER. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

         Section 6.05. NOTICE OF EVENT OF DEFAULT. The Indenture Trustee shall mail to each Noteholder notice of the Event of Default within 10 days after it is known to a Responsible Officer of the Indenture Trustee, unless such Event of Default shall have been waived or cured. Except in the case of an Event of Default in payment of principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

         Section 6.06. REPORTS BY INDENTURE TRUSTEE TO HOLDERS. The Indenture Trustee shall deliver to each Noteholder such information as may be required to enable such holder to prepare its federal and state income tax returns. In addition, upon the Issuer's written request, the Indenture Trustee shall promptly furnish information reasonably requested by the Issuer that is reasonably available to the Indenture Trustee to enable the Issuer to perform its federal and state income tax reporting obligations.

         Section 6.07. COMPENSATION AND INDEMNITY. The Issuer shall pay to the Indenture Trustee on each Payment Date reasonable compensation for its services. The Indenture Trustee shall be compensated and indemnified by the Master Servicer in accordance with Section 5.06 of the Servicing Agreement, and all amounts owing to the Indenture Trustee hereunder in excess of such amount shall be paid solely as provided in Section 3.05 hereof (subject to the priorities set forth therein). The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts. The Issuer shall indemnify the Indenture Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Indenture Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer is not obligated to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

         The Issuer's payment obligations to the Indenture Trustee pursuant to this Section 6.07 shall survive the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of an Event of Default with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

         Section 6.08. REPLACEMENT OF INDENTURE TRUSTEE. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. The Indenture Trustee may resign at any time by so notifying the Issuer. The Holders of a majority of Note Principal Balances of the Notes may remove the Indenture Trustee by so


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notifying the Indenture Trustee and may appoint a successor Indenture Trustee.
The Issuer shall remove the Indenture Trustee if:

                        (i) the Indenture Trustee fails to comply with Section
         6.11 hereof;

                        (ii) the Indenture Trustee is adjudged a bankrupt or insolvent;

                        (iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

                        (iv) the Indenture Trustee otherwise becomes incapable of acting.

         If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.

         A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

         If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority of Note Principal Balances of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

         Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

         Section 6.09. SUCCESSOR INDENTURE TRUSTEE BY MERGER. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation, without any further act, shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11 hereof. The Indenture Trustee shall provide the Rating Agencies with prior written notice of any such transaction.

         If at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture and any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated; and if at that time any of the Notes shall not have been authenticated, any successor to the


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



Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

         Section 6.10. APPOINTMENT OF CO-INDENTURE TRUSTEE OR SEPARATE INDENTURE TRUSTEE. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meet ing any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 hereof and no notice to the Noteholders of the appointment of any co-trustee or separate trustee shall be required.

         (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                        (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

                        (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                        (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

         (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every


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



provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

         (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 6.11. ELIGIBILITY; DISQUALIFICATION. (a) The Indenture Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it or its parent shall have a long-term debt rating of Baa3 or better by Moody's and BBB or better by Standard & Poor's. The Indenture Trustee shall comply with TIA ss. 310(b), including the optional provision permitted by the second sentence of TIA ss. 310(b)(9); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

         (b) If the Indenture Trustee has or shall acquire a "conflicting interest" as defined in TIA ss.310(b), the Indenture Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by the TIA and this Indenture.

         (c) The Issuer covenants that if (i) an Event of Default is declared in accordance with Section 5.02 and is continuing and (ii) the Notes of more than one rating category are still outstanding, then, within 60 days of such Event of Default, the Issuer will appoint a separate trustee, meeting the requirements of an in accordance with Section 6.11(a), such that the class or classes of Notes in each rating category have a separate trustee. If the Issuer shall fail to appoint such a trustee, the Indenture Trustee shall petition a court of competent jurisdiction to appoint such separate trustee.

         Section 6.12. PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER. The Indenture Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

         Section 6.13. REPRESENTATIONS AND WARRANTIES. The Indenture Trustee hereby represents that:

                        (i) The Indenture Trustee is duly organized and validly existing as an association in good standing under the laws of the United States with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted;


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



                        (ii) The Indenture Trustee has the power and authority to execute and deliver this Indenture and to carry out its terms; and the execution, delivery and performance of this Indenture have been duly authorized by the Indenture Trustee by all necessary corporate action;

                        (iii) The consummation of the transactions contemplated by this Indenture and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of organization or bylaws of the Indenture Trustee or any agreement or other instrument to which the Indenture Trustee is a party or by which it is bound; and

                        (iv) To the Indenture Trustee's best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Indenture Trustee or its properties: (A) asserting the invalidity of this Indenture, (B) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture.

         Section 6.14. DIRECTIONS TO INDENTURE TRUSTEE. The Indenture Trustee is hereby directed:

         (a) to accept the pledge of the Home Loans and hold the assets of the Owner Trust Estate in trust for the Noteholders;

         (b) to authenticate and deliver the Notes substantially in the form prescribed by Exhibits A-1 through A-3 in accordance with the terms of this Indenture; and

         (c) to take all other actions as shall be required to be taken by the terms of this Indenture.

         Section 6.15. THE AGENTS. The provisions of this Indenture relating to the limitations of the Indenture Trustee's liability and to its indemnity shall inure also to the Paying Agent and Note Registrar.




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



                                   ARTICLE VII

                         NOTEHOLDERS' LISTS AND REPORTS

         Section 7.01. ISSUER TO FURNISH INDENTURE TRUSTEE NAMES AND ADDRESSES OF NOTEHOLDERS. The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date and (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

         Section 7.02. PRESERVATION OF INFORMATION; COMMUNICATIONS TO NOTEHOLDERS. (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 hereof and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

         (b) Noteholders may communicate pursuant to TIA ss. 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

         (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA ss. 312(c).

         Section 7.03. REPORTS OF ISSUER. (a) (i) The Indenture Trustee shall file with the Commission on behalf of the Issuer the annual reports and the information, documents and other reports (or such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

                        (ii)The Indenture Trustee shall file with the Commission on behalf of the Issuer, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                        (iii)The Indenture Trustee shall supply (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA ss. 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and
         (ii) of this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.



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



         (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

         Section 7.04. REPORTS BY INDENTURE TRUSTEE. If required by TIA ss. 313(a), within 60 days after each January 1 beginning with January 1, 1999, the Indenture Trustee shall mail to each Noteholder as required by TIA ss. 313(c) a brief report dated as of such date that complies with TIA ss. 313(a). The Indenture Trustee also shall comply with TIA ss. 313(b).

         A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

         Section 7.05. STATEMENTS TO NOTEHOLDERS. (a) With respect to each Payment Date, the Indenture Trustee shall deliver to each Certificateholder, Noteholder, the Depositor, the Owner Trustee, the Certificate Paying Agent and each Rating Agency, a statement setting forth the following information as to each Class of Notes and the Class B-2 Certificates, to the extent appli cable:

                        (i) the aggregate amount of collections with respect to the Home Loans;

                        (ii) the Interest Remittance Amount and Principal Remittance Amount payable to the Noteholders and Class B-2 Certificateholders for such Payment Date and the Net Monthly Excess Cash Flow for such Payment Date, and the aggregate Unpaid Interest Shortfall with respect to each Class of Notes and the Class B-2 Certificates for such Payment Date and all prior Payment Dates;

                        (iii)(a) the amount of such distribution to the Holders of such Class applied to reduce the Note Principal Balance or Certificate Principal Balance thereof, and (b) the aggregate amount included therein representing Principal Prepayments;

                        (iv) the amount of such distribution to Holders of such Class of Notes or Certificates allocable to interest;

                        (v) if the distribution to the Holders of such Class of Notes or Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

                        (vi) the number and Pool Principal Balance of the Home Loans after giving effect to the distribution of principal on such Payment Date;

                        (vii) the aggregate Note Principal Balance of each Class of the Notes and the Certificate Principal Balance of the Class B-2 Certificates, after giving effect to the amounts distributed on such Payment Date, separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal;


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




                        (viii) the number and aggregate Principal Balances of Home Loans (a) as to which the Monthly Payment is delinquent for 30-59 days, 60-89 days, or 90 or more days, respectively, (b) in foreclosure and (c) that have become REO Property, in each case as of the end of the preceding Collection Period; PROVIDED, HOWEVER, that such information will not be provided on the statements relating to the first Payment Date;

                        (ix) the Required Overcollateralization Amount and Overcollateralization Amount, in each case after giving effect to the amounts distributed on the related Payment Date;

                        (x) the amount of any Advances and Compensating Interest payments;

                        (xi) the aggregate Realized Losses with respect to the related Payment Date and cumulative Realized Losses since the Closing Date;

                        (xii) the occurrence of the Credit Support Depletion
         Date;

                        (xiii) the number and aggregate Principal Balance of Home Loans repurchased pursuant to the Home Loan Purchase Agreement for the related Payment Date and cumulatively since the Closing Date;

                        (xiv) the Delinquency Percentage and Rolling Delinquency Percentage for such Payment Date;

                        (xv) the amount of any Prepayment Interest Shortfalls or Relief Act Shortfalls for such Payment Date; and

                        (xvi) the aggregate Principal Balance of Home Loans purchased pursuant to Section 3.16 of the Servicing Agreement for the related Payment Date and cumulatively since the Closing Date.

         Items (iii), (iv) and (v) above shall be presented on the basis of a Note having a $1,000 denomination. In addition, by January 31 of each calendar year following any year during which the Notes are outstanding, the Indenture Trustee shall furnish a report to each Noteholder of record if so requested in writing at any time during each calendar year as to the aggregate of amounts reported pursuant to (iii), (iv) and (v) with respect to the Notes for such calendar year.

         The Indenture Trustee may conclusively rely upon the Determination Date Report provided by the Master Servicer pursuant to Section 4.01 of the Servicing Agreement in its preparation of its Statement to Noteholders.

         Section 7.06. STATEMENT TO ISSUER. If and to the extent that the Indenture Trustee receives the following information with respect to the Home Loans for any Collection Period, the Indenture Trustee will provide a copy of such information to the Issuer:


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



         (i)             the amount of principal and interest paid;

         (ii)            the weighted average Mortgage Interest Rate;

         (iii)           the weighted average Net Mortgage Interest Rate;

         (iv)            the weighted average maturity date;

         (v) the number of each Loan Type at the beginning of the calendar month;

         (vi) the number of each Loan Type which paid off during the prior calendar month;

         (vii) the number of each Loan Type at the end of the calendar month;

         (viii) the aggregate Principal Balance at the beginning of the prior calendar month;

         (ix)            the amount of scheduled principal payments;

         (x)             the amount of Principal Prepayments;

         (xi) the aggregate Principal Balance at the end of the prior calendar month;

         (xii)           the gross amount of interest paid;

         (xiii) the amount of Realized Losses for the prior calendar month;

         (xiv) the cumulative amount of Realized Losses since the Cut-off Date; and

         (xv) the information in Section 7.06(c)(i) though (v) with respect to each Loan Type.

Such information may be provided in electronic format by means acceptable to the Indenture Trustee, the Master Servicer and the Company.


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



                                  ARTICLE VIII

                      ACCOUNTS, DISBURSEMENTS AND RELEASES

         Section 8.01. COLLECTION OF MONEY. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

         Section 8.02. TRUST ACCOUNTS.

         On or prior to the Closing Date, the Issuer shall cause the Indenture Trustee to establish and maintain, in the name of the Indenture Trustee, for the benefit of the Noteholders, the Payment Account as provided in Section 3.01 hereof.

          All monies deposited from time to time in the Payment Account and all investments made with such monies including all income or other gain from such investments pursuant to the Servicing Agreement and all deposits therein pursuant to this Indenture are for the benefit of the Indenture Trustee. The amount of any losses incurred with respect to any such investments shall be deposited in the Payment Account by the Indenture Trustee.

         On each Payment Date, the Indenture Trustee shall distribute all amounts on deposit in the Payment Account, after payment to the Indenture Trustee of the Indenture Trustee Fee and, to the extent not paid by the Master Servicer pursuant to a separate side letter with the Owner Trustee, the Owner Trustee Fee, to the Noteholders in respect of the Notes and to such other persons in the order of priority set forth in Section 3.05 hereof (except as otherwise provided in Section 5.04(b) hereof). On each Payment Date, the Indenture Trustee shall pay itself all income or other gain from investments in the Payment Account.

         The Indenture Trustee shall invest any funds in the Payment Account in Eligible Investments, as directed by the Master Servicer, maturing no later than the Business Day preceding each Payment Date and such Eligible Investments shall not be sold or disposed of prior to their maturity. In the absence of such direction, the Indenture Trustee shall invest the funds in the Payment Account in money market funds as further described in clause (vii) of the definition of Eligible Investments.

         Section 8.03. OFFICER'S CERTIFICATE. The Indenture Trustee shall receive at least seven days' notice when requested by the Issuer to take any action pursuant to Section 8.05(a) hereof,


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



accompanied by copies of any instruments to be executed, and the Indenture Trustee shall also require, as a condition to such action, an Officer's Certificate, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with.

         Section 8.04. TERMINATION UPON DISTRIBUTION TO NOTEHOLDERS. This Indenture and the respective obligations and responsibilities of the Issuer and the Indenture Trustee created hereby shall terminate upon the distribution to Noteholders, the Certificate Paying Agent on behalf of the Certificateholders and the Indenture Trustee of all amounts required to be distributed pursuant to
Article III; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

         Section 8.05. RELEASE OF TRUST ESTATE. (a) Subject to the payment of its fees and expenses, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in Article VIII hereunder shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent, or see to the application of any monies.

         (b) The Indenture Trustee shall, at such time as (i) there are no Notes Outstanding and (ii) all sums due to the Indenture Trustee pursuant to this Indenture have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture.

         (c) The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.05 only upon receipt of a request from the Issuer accompanied by an Officers' Certificate and an Opinion of Counsel stating that all applicable requirements have been satisfied.

         Section 8.06. SURRENDER OF NOTES UPON FINAL PAYMENT. By acceptance of any Note, the Holder thereof agrees to surrender such Note to the Indenture Trustee promptly, prior to such Noteholder's receipt of the final payment thereon.

         Section 8.07. OPTIONAL REDEMPTION OF THE NOTES. (a) The Issuer shall have the option to redeem the Notes in whole, but not in part, on any Payment Date on which the aggregate Principal Balance of the Home Loans is less than or equal to 10.00% of the aggregate Principal Balance of the Home Loans as of the Cut-off Date. The aggregate redemption price for the Notes will be equal to the sum of (i) the unpaid Note Principal Balance of the Notes as of the Payment Date on which the proposed redemption will take place in accordance with the foregoing, (ii) accrued and unpaid interest thereon at the Note Interest Rate through such Payment Date, (iii) any Unpaid Interest Shortfalls on the Notes) and (iv) an amount sufficient to pay in full all amounts owing to the Indenture Trustee under this Indenture (which amounts shall be specified in writing upon request of the Issuer by the Indenture Trustee).


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



         (b) In order to exercise the foregoing option, the Issuer shall, not less than 15 days prior to the proposed Payment Date on which such redemption is to be made, deposit the aggregate redemption price specified in (a) above with the Indenture Trustee, and shall provide written notice of its exercise of such option to the Indenture Trustee, the Owner Trustee and the Master Servicer. Following receipt of the notice and the aggregate redemption price, calculated as specified in Section 8.07(a) hereof, pursuant to the foregoing, the Indenture Trustee shall provide notice to the Noteholders of the final payment on the Notes and shall apply such funds to make final payments of principal and interest on the Notes in accordance with Section 3.05(b) hereof, and this Indenture shall be discharged subject to the provisions of Section 4.10 hereof. If for any reason the amount deposited by the Issuer is not sufficient to make such redemption or such redemption cannot be completed for any reason, the amount so deposited by the Issuer with the Indenture Trustee shall be immediately returned to the Issuer in full and shall not be used for any other purpose or be deemed to be part of the Trust Estate.




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



                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

         Section 9.01. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF NOTEHOLDERS.
(a) Without the consent of the Holders of any Notes but with prior notice to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Request, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

                        (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

                        (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

                        (iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

                        (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

                        (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture;

                        (vi) to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not materially and adversely affect the interests of the Holders of the Notes;

                        (vii) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of
         Article VI hereof; or

                        (viii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;

provided, however, that no such indenture supplements shall be entered into unless the Indenture Trustee shall have received an Opinion of Counsel that entering into such indenture supplement will not result in a "substantial modification" of the Notes under Treasury Regulation Section 1.1001.3 or adversely affect the status of the Notes as indebtedness for federal income tax purposes.

         The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

         (b) The Issuer and the Indenture Trustee, when authorized by an Issuer Request, may, also without the consent of any of the Holders of the Notes but with prior notice to the Rating Agencies, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, (i) adversely affect in any material respect the interests of any Noteholder or (ii) if 100% of the Certificates are not owned by Southern Pacific Secured Assets Corp., cause the Issuer to be subject to an entity level tax for federal income tax purposes. For purposes of clause (i), an indenture or indentures supplemental hereto changing the definition of Required Overcollateralization Amount (or any other defined terms included in the definition thereof) shall be deemed not to adversely affect in any material respect the interests of any Noteholder so long as a letter is obtained from each Rating Agency stating that the ratings on each class of Notes will not be reduced thereby.

         Section 9.02. SUPPLEMENTAL INDENTURES WITH CONSENT OF NOTEHOLDERS. The Issuer and the Indenture Trustee, when authorized by an Issuer Request, also may, with prior notice to the Rating Agencies and, with the consent of the Holders of not less than a majority of the Note Principal Balances of the Notes affected thereby, by Act (as defined in Section 10.03 hereof) of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Note affected thereby:

                        (i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof or the interest rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

                        (ii) reduce the percentage of the Note Principal Balances of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

                        (iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding" or modify or alter the exception in the definition of the term "Holder";

                        (iv) reduce the percentage of the Note Principal Balances of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to
         Section 5.04 hereof;

                         (v modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Note affected thereby;

                        (vi) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or

                        (vii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture; and provided, further, that such action shall not, as evidenced by an Opinion of Counsel, cause the Issuer (if 100% of the Certificates are not owned by Southern Pacific Secured Assets Corp.) to be subject to an entity level tax.

         The Indenture Trustee may, in its discretion, determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

         It shall not be necessary for any Act of Noteholders under this Section
9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         Section 9.03. EXECUTION OF SUPPLEMENTAL INDENTURES. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02 hereof, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

         Section 9.04. EFFECT OF SUPPLEMENTAL INDENTURE. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         Section 9.05. CONFORMITY WITH TRUST INDENTURE ACT. Every amendment of this Indenture and every supplemental indenture executed pursuant to this
Article IX shall conform to the require ments of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

         Section 9.06. REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Inden ture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

                                    ARTICLE X

                                  MISCELLANEOUS

         Section 10.01. COMPLIANCE CERTIFICATES AND OPINIONS, ETC. (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                           (1) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

                           (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                           (3) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with;

                           (4) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with; and

                           (5) if the signatory of such certificate or opinion is required to be Independent, the statement required by the definition of the term "Independent".

         (b) (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 10.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited and a report from a nationally recognized accounting firm verifying such value.

                           (ii) Whenever the Issuer is required to furnish to
the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate from a nationally recognized accounting firm as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Note Principal Balances of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the Note Principal Balances of the Notes.

                           (iii) Whenever any property or securities are to be
released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

                           (iv) Whenever the Issuer is required to furnish to
the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Note Principal Balances of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then Note Principal Balances of the Notes.

         Section 10.02. FORM OF DOCUMENTS DELIVERED TO INDENTURE TRUSTEE. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Seller or the Issuer, stating that the information with respect to such factual matters is in the possession of the Seller or the Issuer, unless such counsel knows, or


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



in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

         Section 10.03. ACTS OF NOTEHOLDERS. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01 hereof) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 10.03 hereof.

         (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

         (c) The ownership of Notes shall be proved by the Note Registrar.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every
Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

         Section 10.04. NOTICES, ETC., TO INDENTURE TRUSTEE, ISSUER AND RATING AGENCIES. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other


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



documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders is to be made upon, given or furnished to or filed with:

                            (i) the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at the Corporate Trust Office. The Indenture Trustee shall promptly transmit any notice received by it from the Noteholders to the Issuer, or

                            (ii) the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuer addressed to: Southern Pacific CMN Trust Series 1998-H1, in care of Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

         Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered or mailed first-class postage pre-paid, to (i) in the case of S&P, at the following address: Standard & Poor's Ratings Services, 26 Broadway, 15th Floor, New York, New York 10004 and (ii) in the case of Fitch, at the following address: Fitch IBCA, Inc., One State Street Plaza, 33rd Floor, New York, NY 10004; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

         Section 10.05. NOTICES TO NOTEHOLDERS; WAIVER. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Person's address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

         In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

         Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

         Section 10.06. CONFLICT WITH TRUST INDENTURE ACT. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

         The provisions of TIA ss.ss. 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

         Section 10.07. EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         Section 10.08. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

         Section 10.09. SEPARABILITY. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 10.10. BENEFITS OF INDENTURE. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         Section 10.11. LEGAL HOLIDAYS. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

         Section 10.12. GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 10.13. COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 10.14. RECORDING OF INDENTURE. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

         Section 10.15. ISSUER OBLIGATION. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

         Section 10.16. NO PETITION. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents. This Section 10.16 will survive for one year following the termination of this Indenture.

         Section 10.17. INSPECTION. The Issuer agrees that, on reasonable prior notice, it shall permit any representative of the Indenture Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

         IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                               SOUTHERN PACIFIC CMN TRUST SERIES 1998-H1, as Issuer


                               By:________________________________
                               not in its individual capacity
                               but solely as Owner Trustee



                               NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Indenture Trustee, as Certificate Paying Agent and as Note Registrar


                               By:________________________________
                                  Name:
                                  Title:



NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

hereby accepts the appointment as Certificate
Paying Agent pursuant to Section 3.03 hereof and as Certificate Registrar pursuant to
Section 4.02 hereof.


By:__________________________
Name:
Title:

STATE OF DELAWARE      )
                       ) ss.:
COUNTY OF NEW CASTLE   )

         On this __ day of June, before me personally appeared ________________, to me known, who being by me duly sworn, did depose and say, that he/she is the _______________________ of the Owner Trustee, one of the corporations described in and which executed the above instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he/she signed his name thereto by like order.




           Notary Public


[NOTARIAL SEAL]

STATE OF            )
                    ) ss.:
COUNTY OF           )

         On this ___ day of June, before me personally appeared _______________, to me known, who being by me duly sworn, did depose and say, that he/she is ____________________________ of Norwest Bank Minnesota, National Association, as Indenture Trustee, one of the entities described in and which executed the above instrument; and that he/she signed her name thereto by like order.



           Notary Public


[NOTARIAL SEAL]

                                   EXHIBIT A-1

                              FORM OF CLASS A NOTES


UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE INDENTURE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A NON-RECOURSE OBLIGATION OF THE ISSUER, AND IS LIMITED IN RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST ESTATE AS PROVIDED IN THE INDENTURE REFERRED TO BELOW. THE ISSUER IS NOT OTHERWISE PERSONALLY LIABLE FOR PAYMENTS ON THIS NOTE.

PRINCIPAL OF THIS NOTE IS PAYABLE OVER TIME AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.




                    SOUTHERN PACIFIC CMN TRUST SERIES 1998-H1
                        COLLATERALIZED ASSET-BACKED NOTES


Class A-____

AGGREGATE NOTE PRINCIPAL                                 NOTE RATE:____________
BALANCE: $

INITIAL NOTE PRINCIPAL
BALANCE OF THIS NOTE:  $

PERCENTAGE INTEREST:_____________                        CUSIP NO. _____________


                                  NOTE NUMBER:

         Southern Pacific CMN Trust Series 1998-H1 (the "Issuer"), a Delaware business trust, for value received, hereby promises to pay to __________ or registered assigns, the principal sum of ______________________________________
($___________) in monthly installments on the twenty-fifth day of each month or, if such day is not a Business Day, the next succeeding Business Day (each a "Payment Date"), commencing in July 1998 and ending on or before the Payment Date occurring in January 1, 2029 and to pay interest on the Note Principal Balance of this Class A-___ Note ( this "Note") outstanding from time to time as provided below.

         This Note is one of a duly authorized issue of the Issuer's Collateralized Asset-Backed Notes, Series 1998-H1, (the "Notes"), issued under an Indenture dated as of June 25, 1998 (the "Indenture"), between the Issuer and Norwest Bank Minnesota, National Association, as indenture trustee (the "Indenture Trustee", which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee, and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         Payments of principal and interest on this Note will be made on each Payment Date to the Noteholder of record as of the related Record Date. On each Payment Date, Noteholders will be entitled to receive interest payments in an aggregate amount equal to the Interest Remittance Amount for such Payment Date, together with principal payments in an aggregate amount equal to the Principal Distribution Amount for such Payment Date. The "Note Principal Balance" of a Note as of any date of determination is equal to the initial Note Principal Balance thereof, reduced by the aggregate of all amounts previously paid with respect to such Note on account of principal.

         The principal of, and interest on, this Note are due and payable as described in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be equal to this Note's pro rata share of the aggregate payments on all Notes as described above, and shall be applied as between interest and principal as provided in the Indenture.

         All principal and interest accrued on the Notes (including any Unpaid Interest Shortfalls), if not previously paid, will become finally due and payable at the Final Scheduled Payment Date.

         The Notes are subject to redemption in whole, but not in part, by the Issuer on any Payment Date on or after the Payment Date on which the aggregate Principal Balance of the Home Loans is less than or equal to 10% of the Original Pool Principal Balance.

         The Issuer shall not be liable upon the indebtedness evidenced by the Notes except to the extent of amounts available from the Trust Estate which constitutes security for the payment of the Notes. The assets included in the Trust Estate will be the sole source of payments on the Notes, and each Holder hereof, by its acceptance of this Note, agrees that (i) such Note will be limited in right of payment to amounts available from the Trust Estate as provided in the Indenture and (ii) such Holder shall have no recourse to the Issuer, the Owner Trustee, the Indenture Trustee, Southern Pacific Secured Assets Corp., the Master Servicer or any of their respective affiliates, or to the assets of any of the foregoing entities, except the assets of the Issuer pledged to secure the Notes pursuant to the Indenture and the rights conveyed to the Issuer under the Indenture.

         Any payment of principal or interest payable on this Note which is punctually paid on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Record Date for such Payment Date by check mailed to such person's address as it appears in the Note Register on such Record Date, except for the final installment of principal and interest payable with respect to such Note, which shall be payable as provided below. Notwithstanding the foregoing, upon written request with appropriate instructions by the Holder of this Note (holding an aggregate Initial Note Principal Balance of at least $5,000,000) delivered to the Indenture Trustee at least five Business Days prior to the Record Date, any payment of principal or interest, other than the final installment of principal or interest, shall be made by wire transfer to an account in the United States designated by such Holder. All reductions in the principal amount of a Note (or one or more Predecessor Notes) effected by payments of principal made on any Payment Date shall be binding upon all Holders of this Note and of any note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. The final payment of this Note shall be payable upon presentation and surrender thereof on or after the Payment Date thereof at the Corporate Trust Office or the office or agency of the Issuer maintained by it for such purpose pursuant to Section 3.02 of the Indenture.

         Subject to the foregoing provisions, each Note delivered under the Indenture, upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the right to unpaid principal and interest that were carried by such other Note.

         If an Event of Default as defined in the Indenture shall occur and be continuing with respect to the Notes, the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture. If any such acceleration of maturity occurs prior to the payment of the entire unpaid Note Principal Balance of the Notes, the amount payable to the Holder of this Note will be equal to the sum of the unpaid Note Principal Balance of the Notes, together with accrued and unpaid interest thereon as described in the Indenture. The Indenture provides that, notwithstanding the acceleration of the maturity of the Notes, under certain circumstances specified therein, all amounts collected as proceeds of the Trust Estate securing the Notes or otherwise shall continue to be applied to payments of principal of and interest on the Notes as if they had not been declared due and payable.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Issuer. Upon surrender for registration of transfer of, or presentation of a written instrument of transfer for, this Note at the office or agency designated by the Issuer pursuant to the Indenture, accompanied by proper instruments of assignment in form satisfactory to the Indenture Trustee, one or more new Notes of any authorized denominations and of a like aggregate initial Note Principal Balance, will be issued to the designated transferee or transferees.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner of such Note (i) on the applicable Record Date for the purpose of making payments and interest of such Note, and (ii) on any other date for all other purposes whatsoever, as the owner hereof, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of a majority of all Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the aggregate Note Principal Balance of the Notes on behalf of the Holders of all the Notes, to waive any past Default under the Indenture and its consequences. Any such waiver by the Holder, at the time of the giving thereof, of this Note (or any one or more Predecessor Notes) shall bind the Holder of every Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon such Note. The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Holders of the Notes issued thereunder.

         Initially, the Notes will be registered in the name of Cede & Co. as nominee of DTC, acting in its capacity as the Depository for the Notes. The Notes will be delivered by the Clearing Agency in denominations as provided in the Indenture and subject to certain limitations therein set forth. The Notes are exchangeable for a like aggregate initial Note Principal Balance of Notes of different authorized denominations, as requested by the Holder surrendering same.

         Unless the Certificate of Authentication hereon has been executed by the Indenture Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         AS PROVIDED IN THE INDENTURE, THIS NOTE AND THE INDENTURE CREATING THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee.

Dated: June __, 1998

                              SOUTHERN PACIFIC CMN TRUST SERIES
                              1998-H1

                              BY:      WILMINGTON TRUST COMPANY, not
                                       in its individual capacity but solely
                                       in its capacity as Owner Trustee



                              By:_____________________________________
                                       Authorized Signatory



                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION


This is one of the Class A-__ Notes referred to in the within-mentioned
Indenture.

BANKERS TRUST COMPANY
  OF CALIFORNIA, N.A., as Indenture Trustee



By:___________________________
    Authorized Signatory

                                  ABBREVIATIONS


         The following abbreviations, when used in the inscription on the face of the Note, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM   --    as tenants in common
          TEN ENT   --    as tenants by the entireties
          JT TEN    --    as joint tenants with right of survivorship and not as
                          tenants
                          in common
UNIF GIFT MIN ACT   --    ___________________Custodian__________________________
                                (Cust)                          (Minor)
                          under Uniform Gifts to Minor Act______________________
                                                                (State)

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

          PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF
                                    ASSIGNEE:


                  ____________________________________________

                  ____________________________________________

                  ____________________________________________
  (Please print or typewrite name and address, including zip code, of assignee)


--------------------------------------------------------------------------------
the within note and all rights thereunder, and hereby irrevocably constitutes and appoints ___________ attorney to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:_____________________________     ___________________________________

Signature Guaranteed by ___________________________________________________

         NOTICE: The signature(s) to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever. Signature(s) must be guaranteed by a commercial bank or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                                   EXHIBIT A-2

                              FORM OF CLASS M NOTES


UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE INDENTURE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A NON-RECOURSE OBLIGATION OF THE ISSUER, AND IS LIMITED IN RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST ESTATE AS PROVIDED IN THE INDENTURE REFERRED TO BELOW. THE ISSUER IS NOT OTHERWISE PERSONALLY LIABLE FOR PAYMENTS ON THIS NOTE.

PRINCIPAL OF THIS NOTE IS PAYABLE OVER TIME AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.




                    SOUTHERN PACIFIC CMN TRUST SERIES 1998-H1
                        COLLATERALIZED ASSET-BACKED NOTES


Class M-____

AGGREGATE NOTE PRINCIPAL                           NOTE RATE: ___________
BALANCE: $

INITIAL NOTE PRINCIPAL
BALANCE OF THIS NOTE:  $

PERCENTAGE INTEREST:_____________                  CUSIP NO. _____________


                                  NOTE NUMBER:

         Southern Pacific CMN Trust Series 1998-H1 (the "Issuer"), a Delaware business trust, for value received, hereby promises to pay to __________ or registered assigns, the principal sum of ______________________________________
($___________) in monthly installments on the twenty-fifth day of each month or, if such day is not a Business Day, the next succeeding Business Day (each a "Payment Date"), commencing in July 1998 and ending on or before the Payment Date occurring in January 1, 2029, and to pay interest on the Note Principal Balance of this Class M-___ Note ( this "Note") outstanding from time to time as provided below.

         This Note is one of a duly authorized issue of the Issuer's Collateralized Asset-Backed Notes, Series 1998-H1, (the "Notes"), issued under an Indenture dated as of June 25, 1998 (the "Indenture"), between the Issuer and Norwest Bank Minnesota, National Association, as indenture trustee (the "Indenture Trustee", which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee, and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         Payments of principal and interest on this Note will be made on each Payment Date to the Noteholder of record as of the related Record Date. On each Payment Date, Noteholders will be entitled to receive interest payments in an aggregate amount equal to the Interest Remittance Amount for such Payment Date, together with principal payments in an aggregate amount equal to the Principal Distribution Amount plus the Net Monthly Excess Cash Flow, if any, for such Payment Date. The "Note Principal Balance" of a Note as of any date of determination is equal to the initial Note Principal Balance thereof, reduced by the aggregate of all amounts previously paid with respect to such Note on account of principal and the aggregate amount of cumulative Realized Losses allocated to such Note on all prior Payment Dates.

         The principal of, and interest on, this Note are due and payable as described in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be equal to this Note's pro rata share of the aggregate payments on all Notes as described above, and shall be applied as between interest and principal as provided in the Indenture.

         All principal and interest accrued on the Notes, if not previously paid, will become finally due and payable at the Final Scheduled Payment Date.

         The Notes are subject to redemption in whole, but not in part, by the Issuer on any Payment Date on or after the Payment Date on which the aggregate Principal Balance of the Home Loans is less than or equal to 10% of the Original Pool Balance.

         The Issuer shall not be liable upon the indebtedness evidenced by the Notes except to the extent of amounts available from the Trust Estate which constitutes security for the payment of the Notes. The assets included in the Trust Estate will be the sole source of payments on the

Notes, and each Holder hereof, by its acceptance of this Note, agrees that (i) such Note will be limited in right of payment to amounts available from the Trust Estate as provided in the Indenture and (ii) such Holder shall have no recourse to the Issuer, the Owner Trustee, the Indenture Trustee, Southern Pacific Secured Assets Corp., the Master Servicer or any of their respective affiliates, or to the assets of any of the foregoing entities, except the assets of the Issuer pledged to secure the Notes pursuant to the Indenture and the rights conveyed to the Issuer under the Indenture.

         Any payment of principal or interest payable on this Note which is punctually paid on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Record Date for such Payment Date by check mailed to such person's address as it appears in the Note Register on such Record Date, except for the final installment of principal and interest payable with respect to such Note, which shall be payable as provided below. Notwithstanding the foregoing, upon written request with appropriate instructions by the Holder of this Note (holding an aggregate Initial Note Principal Balance of at least $5,000,000) delivered to the Indenture Trustee at least five Business Days prior to the Record Date, any payment of principal or interest, other than the final installment of principal or interest, shall be made by wire transfer to an account in the United States designated by such Holder. All reductions in the principal amount of a Note (or one or more Predecessor Notes) effected by payments of principal made on any Payment Date shall be binding upon all Holders of this Note and of any note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. The final payment of this Note shall be payable upon presentation and surrender thereof on or after the Payment Date thereof at the Corporate Trust Office or the office or agency of the Issuer maintained by it for such purpose pursuant to Section 3.02 of the Indenture.

         Subject to the foregoing provisions, each Note delivered under the Indenture, upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the right to unpaid principal and interest that were carried by such other Note.

         If an Event of Default as defined in the Indenture shall occur and be continuing with respect to the Notes, the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture. If any such acceleration of maturity occurs prior to the payment of the entire unpaid Note Principal Balance of the Notes, the amount payable to the Holder of this Note will be equal to the sum of the unpaid Note Principal Balance of the Notes, together with accrued and unpaid interest thereon as described in the Indenture. The Indenture provides that, notwithstanding the acceleration of the maturity of the Notes, under certain circumstances specified therein, all amounts collected as proceeds of the Trust Estate securing the Notes or otherwise shall continue to be applied to payments of principal of and interest on the Notes as if they had not been declared due and payable.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Issuer. Upon surrender for registration of transfer of, or presentation of a written instrument of transfer for, this Note at the office or agency designated by the Issuer pursuant to the Indenture, accompanied by proper instruments of assignment in form satisfactory to the Indenture Trustee, one or more new Notes of any authorized denominations and of a like aggregate initial Note Principal Balance, will be issued to the designated transferee or transferees.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner of such Note (i) on the applicable Record Date for the purpose of making payments and interest of such Note, and (ii) on any other date for all other purposes whatsoever, as the owner hereof, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of a majority of all Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the aggregate Note Principal Balance of the Notes on behalf of the Holders of all the Notes, to waive any past Default under the Indenture and its consequences. Any such waiver by the Holder, at the time of the giving thereof, of this Note (or any one or more Predecessor Notes) shall bind the Holder of every Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon such Note. The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Holders of the Notes issued thereunder.

         The Notes are exchangeable for a like aggregate initial Note Principal Balance of Notes of different authorized denominations, as requested by the Holder surrendering same.

         Unless the Certificate of Authentication hereon has been executed by the Indenture Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         AS PROVIDED IN THE INDENTURE, THIS NOTE AND THE INDENTURE CREATING THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee.

Dated: June __, 1998

                                  SOUTHERN PACIFIC CMN TRUST SERIES
                                  1998-H1

                                  BY:      WILMINGTON TRUST COMPANY, not
                                           in its individual capacity but solely
                                           in its capacity as Owner Trustee



                                  By:
                                           Authorized Signatory



                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION


This is one of the Class M-__ Notes referred to in the within-mentioned
Indenture.

BANKERS TRUST COMPANY
  OF CALIFORNIA, N.A., as Indenture Trustee



By:_____________________________
    Authorized Signatory

                                  ABBREVIATIONS


         The following abbreviations, when used in the inscription on the face of the Note, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM   --    as tenants in common
          TEN ENT   --    as tenants by the entireties
          JT TEN    --    as joint tenants with right of survivorship and not as
                          tenants
                          in common
UNIF GIFT MIN ACT   --    ___________________Custodian__________________________
                                (Cust)                          (Minor)
                          under Uniform Gifts to Minor Act______________________
                                                                (State)

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

          PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF
                                    ASSIGNEE:


                  ____________________________________________

                  ____________________________________________

                  ____________________________________________
  (Please print or typewrite name and address, including zip code, of assignee)


--------------------------------------------------------------------------------
the within note and all rights thereunder, and hereby irrevocably constitutes and appoints ___________ attorney to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:_____________________________     ___________________________________

Signature Guaranteed by ___________________________________________________

         NOTICE: The signature(s) to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever. Signature(s) must be guaranteed by a commercial bank or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                                   EXHIBIT A-3

                             FORM OF CLASS B-1 NOTES


UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE INDENTURE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A NON-RECOURSE OBLIGATION OF THE ISSUER, AND IS LIMITED IN RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST ESTATE AS PROVIDED IN THE INDENTURE REFERRED TO BELOW. THE ISSUER IS NOT OTHERWISE PERSONALLY LIABLE FOR PAYMENTS ON THIS NOTE.

PRINCIPAL OF THIS NOTE IS PAYABLE OVER TIME AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.




                    SOUTHERN PACIFIC CMN TRUST SERIES 1998-H1
                        COLLATERALIZED ASSET-BACKED NOTES


Class B-1

AGGREGATE NOTE PRINCIPAL                                 NOTE RATE: ____________
BALANCE: $

INITIAL NOTE PRINCIPAL
BALANCE OF THIS NOTE:  $

PERCENTAGE INTEREST:_____________                        CUSIP NO. _____________


                                  NOTE NUMBER:

         Southern Pacific CMN Trust Series 1998-H1 (the "Issuer"), a Delaware business trust, for value received, hereby promises to pay to __________ or registered assigns, the principal sum of ______________________________________
($___________) in monthly installments on the twenty-fifth day of each month or, if such day is not a Business Day, the next succeeding Business Day (each a "Payment Date"), commencing in July 1998 and ending on or before the Payment Date occurring in January 1, 2029, and to pay interest on the Note Principal Balance of this Class B-1 Note ( this "Note") outstanding from time to time as provided below.

         This Note is one of a duly authorized issue of the Issuer's Collateralized Asset-Backed Notes, Series 1998-H1, (the "Notes"), issued under an Indenture dated as of June 25, 1998 (the "Indenture"), between the Issuer and Norwest Bank Minnesota, National Association Minnesota, N.A., as indenture trustee (the "Indenture Trustee", which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee, and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         Payments of principal and interest on this Note will be made on each Payment Date to the Noteholder of record as of the related Record Date. On each Payment Date, Noteholders will be entitled to receive interest payments in an aggregate amount equal to the Interest Remittance Amount for such Payment Date, together with principal payments in an aggregate amount equal to the Principal Distribution Amount plus the Net Monthly Excess Cash Flow, if any, for such Payment Date. The "Note Principal Balance" of a Note as of any date of determination is equal to the initial Note Principal Balance thereof, reduced by the aggregate of all amounts previously paid with respect to such Note on account of principal and the aggregate amount of cumulative Realized Losses allocated to such Note on all prior Payment Dates.

         The principal of, and interest on, this Note are due and payable as described in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be equal to this Note's pro rata share of the aggregate payments on all Notes as described above, and shall be applied as between interest and principal as provided in the Indenture.

         All principal and interest accrued on the Notes, if not previously paid, will become finally due and payable at the Final Scheduled Payment Date.

         The Notes are subject to redemption in whole, but not in part, by the Issuer on any Payment Date on or after the Payment Date on which the aggregate Principal Balance of the Home Loans is less than or equal to 10% of the Original Pool Balance.

         The Issuer shall not be liable upon the indebtedness evidenced by the Notes except to the extent of amounts available from the Trust Estate which constitutes security for the payment of the Notes. The assets included in the Trust Estate will be the sole source of payments on the

Notes, and each Holder hereof, by its acceptance of this Note, agrees that (i) such Note will be limited in right of payment to amounts available from the Trust Estate as provided in the Indenture and (ii) such Holder shall have no recourse to the Issuer, the Owner Trustee, the Indenture Trustee, Southern Pacific Secured Assets Corp., the Master Servicer or any of their respective affiliates, or to the assets of any of the foregoing entities, except the assets of the Issuer pledged to secure the Notes pursuant to the Indenture, the rights conveyed to the Issuer under the Indenture.

         Any payment of principal or interest payable on this Note which is punctually paid on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Record Date for such Payment Date by check mailed to such person's address as it appears in the Note Register on such Record Date, except for the final installment of principal and interest payable with respect to such Note, which shall be payable as provided below. Notwithstanding the foregoing, upon written request with appropriate instructions by the Holder of this Note (holding an aggregate Initial Note Principal Balance of at least $5,000,000) delivered to the Indenture Trustee at least five Business Days prior to the Record Date, any payment of principal or interest, other than the final installment of principal or interest, shall be made by wire transfer to an account in the United States designated by such Holder. All reductions in the principal amount of a Note (or one or more Predecessor Notes) effected by payments of principal made on any Payment Date shall be binding upon all Holders of this Note and of any note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. The final payment of this Note shall be payable upon presentation and surrender thereof on or after the Payment Date thereof at the Corporate Trust Office or the office or agency of the Issuer maintained by it for such purpose pursuant to Section 3.02 of the Indenture.

         Subject to the foregoing provisions, each Note delivered under the Indenture, upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the right to unpaid principal and interest that were carried by such other Note.

         If an Event of Default as defined in the Indenture shall occur and be continuing with respect to the Notes, the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture. If any such acceleration of maturity occurs prior to the payment of the entire unpaid Note Principal Balance of the Notes, the amount payable to the Holder of this Note will be equal to the sum of the unpaid Note Principal Balance of the Notes, together with accrued and unpaid interest thereon as described in the Indenture. The Indenture provides that, notwithstanding the acceleration of the maturity of the Notes, under certain circumstances specified therein, all amounts collected as proceeds of the Trust Estate securing the Notes or otherwise shall continue to be applied to payments of principal of and interest on the Notes as if they had not been declared due and payable.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Issuer. Upon surrender for registration of transfer of, or presentation of a written instrument of transfer for, this Note at the office or agency designated by the Issuer pursuant to the Indenture, accompanied by proper instruments of assignment in form satisfactory to the Indenture Trustee, one or more new Notes of any authorized denominations and of a like aggregate initial Note Principal Balance, will be issued to the designated transferee or transferees.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner of such Note (i) on the applicable Record Date for the purpose of making payments and interest of such Note, and (ii) on any other date for all other purposes whatsoever, as the owner hereof, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of a majority of all Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the aggregate Note Principal Balance of the Notes on behalf of the Holders of all the Notes, to waive any past Default under the Indenture and its consequences. Any such waiver by the Holder, at the time of the giving thereof, of this Note (or any one or more Predecessor Notes) shall bind the Holder of every Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon such Note. The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Holders of the Notes issued thereunder.

         The Notes are exchangeable for a like aggregate initial Note Principal Balance of Notes of different authorized denominations, as requested by the Holder surrendering same.

         Unless the Certificate of Authentication hereon has been executed by the Indenture Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         AS PROVIDED IN THE INDENTURE, THIS NOTE AND THE INDENTURE CREATING THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee.

Dated: June __, 1998

                                  SOUTHERN PACIFIC CMN TRUST SERIES
                                  1998-H1

                                  BY:      WILMINGTON TRUST COMPANY, not
                                           in its individual capacity but solely
                                           in its capacity as Owner Trustee



                                  By:_________________________________
                                           Authorized Signatory



                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION


This is one of the Class B-__ Notes referred to in the within-mentioned
Indenture.

BANKERS TRUST COMPANY
  OF CALIFORNIA, N.A., as Indenture Trustee



By:_____________________________
    Authorized Signatory

                                  ABBREVIATIONS


         The following abbreviations, when used in the inscription on the face of the Note, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM   --    as tenants in common
          TEN ENT   --    as tenants by the entireties
          JT TEN    --    as joint tenants with right of survivorship and not as
                          tenants
                          in common
UNIF GIFT MIN ACT   --    ___________________Custodian__________________________
                                (Cust)                          (Minor)
                          under Uniform Gifts to Minor Act______________________
                                                                (State)

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

          PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF
                                    ASSIGNEE:


                  ____________________________________________

                  ____________________________________________

                  ____________________________________________
  (Please print or typewrite name and address, including zip code, of assignee)


--------------------------------------------------------------------------------
the within note and all rights thereunder, and hereby irrevocably constitutes and appoints ___________ attorney to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:_____________________________     ___________________________________

Signature Guaranteed by ___________________________________________________

         NOTICE: The signature(s) to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever. Signature(s) must be guaranteed by a commercial bank or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                                    EXHIBIT B

                      FORM OF TRUSTEE INITIAL CERTIFICATION


                                                              [Closing Date]


[Master Servicer]

[Depositor]
_________________________
_________________________

             Re: Indenture, dated as of June 25, 1998, between Southern Pacific CMN Trust Series 1998-H1 and Norwest Bank Minnesota,
                  National Association, Southern Pacific Secured Assets Corp. Collateralized Asset-Backed Notes, Series 1998-H1

Gentlemen:

                  In accordance with Section 2.03 of the above-captioned Indenture, and Section 2.1(b) of the Home Loan Purchase Agreement, dated as of June 25, 1998 among the Issuer, the Indenture Trustee, Southern Pacific Funding Corporation and Southern Pacific Secured Assets Corp. (the "Home Loan Purchase Agreement"; and together with the Indenture, the "Agreements"), the undersigned, as Indenture Trustee, hereby certifies that as to each Home Loan listed in the Mortgage Loan Schedule (other than any Home Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: (i) all documents required to be included in the Mortgage File are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Home Loan; and (iii) based on examination by it, and only as to such documents, the information set forth in items (i), (iii) and (v) of the definition or description of "Mortgage Loan Schedule" is correct.

                  The Indenture Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Agreements. The Indenture Trustee makes no representation that any documents specified in clauses (vi) of Section 2.1(b) of the Home Loan Purchase Agreement should be included in any Mortgage File. The Indenture Trustee makes no representations as to and shall not be responsible to verify: (i) the validity, legality, sufficiency, enforceability, due authorization, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Home Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Home Loan, or (iii) the existence of any assumption, modification, written assurance or substitution agreement with respect to any Mortgage File if no such documents appear in the Mortgage File delivered to the Indenture Trustee.

                  Capitalized words and phrases used herein shall have the meanings assigned to them in the above-captioned Indenture.


                                    NORWEST BANK MINNESOTA,
                                    NATIONAL ASSOCIATION, as Indenture
                                    Trustee


                                    By:__________________________________
                                    Name:
                                    Title:

                                    EXHIBIT C

                       FORM OF TRUSTEE FINAL CERTIFICATION


                                                              [date]

[Master Servicer]

[Depositor]
___________________________
___________________________


            Re: Indenture, dated as of June 25, 1998, between Southern Pacific Secured Assets CMN Trust Series 1998-H1 and Norwest Bank Minnesota, National Association, Southern Pacific Secured Assets Corp. Collateralized Asset-Backed Notes, Series 1998-H1

Gentlemen:

                  In accordance with Section 2.03 of the above-captioned Indenture, and Section 2.1(b) of the Home Loan Purchase Agreement, dated as of June 25, 1998 among the Issuer, the Indenture Trustee, Southern Pacific Funding Corporation and Southern Pacific Secured Assets Corp. (the "Home Loan Purchase Agreement"; and together with the Indenture, the "Agreements"), the undersigned, as Indenture Trustee, hereby certifies that as to each Home Loan listed in the Mortgage Loan Schedule (other than any Home Loan paid in full or listed on the attachment hereto) it has received the documents set forth in Section 2.1(b) of the Home Loan Purchase Agreement.

                  The Indenture Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Agreements. The Indenture Trustee makes no representation that any documents specified in clause (vi) of Section 2.1(b) should be included in any Mortgage File. The Indenture Trustee makes no representations as to and shall not be responsible to verify: (i) the validity, legality, sufficiency, enforceability, due authorization, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Home Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Home Loan or (iii) the existence of any assumption, modification, written assurance or substitution agreement with respect to any Mortgage File if no such documents appear in the Mortgage File delivered to the Indenture Trustee.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Indenture.


                                           NORWEST BANK MINNESOTA,
                                           NATIONAL ASSOCIATION, as Indenture
                                           Trustee


                                           By:_______________________________
                                           Name:
                                           Title:

                                    EXHIBIT D

                             MORTGAGE LOAN SCHEDULE

                                  [See Tab __]

                                   APPENDIX A

                                   DEFINITIONS

                  ACCRUAL PERIOD: With respect to the Class A-1 Notes and any Payment Date, the period commencing on the preceding Payment Date (or, in the case of the first Payment Date, on the Closing Date) through the day preceding such Payment Date. With respect to the Notes (other than the Class A-1 Notes) and the Class B-2 Certificates and any Payment Date, the calendar month preceding the month in which the related Payment Date occurs.

                  ACCRUED CERTIFICATE INTEREST: With respect to each Payment Date, as to the Class B-2 Certificates, interest accrued during the related Accrual Period at the related Certificate Interest Rate on the Certificate Principal Balance thereof immediately prior to such Payment Date. Accrued Certificate Interest for the Class B-2 Certificates shall be calculated on the basis of a 360 day year consisting of twelve thirty-day months.

                  ACCRUED NOTE INTEREST: With respect to each Payment Date, as to the Notes (other than the Class A-6 IO Notes), interest accrued during the related Accrual Period at the related Note Interest Rate on the Note Principal Balance thereof immediately prior to such Payment Date. With respect to each Payment Date, as to the Class A-6 IO Notes, interest accrued during the related Accrual Period at the related Note Interest Rate on the Notional Amount thereof immediately prior to such Payment Date. Accrued Note Interest for the Notes (other than the Class A-1 Notes) shall be calculated on the basis of a 360 day year consisting of twelve thirty day months. Accrued Note Interest for the Class A-1 Notes shall be calculated on the basis the actual number of days in each Accrual Period and a year assumed to consist of 360 days.

                  ADVANCE: As to any Home Loan, any advance made by the Master Servicer, pursuant to Section 4.04 of the Servicing Agreement.

                  AFFILIATE: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

                  APPRAISED VALUE: With respect to any Home Loan, either (i) the appraised value of the related Mortgaged Property based upon an appraisal made at the time of the origination of such Home Loan or (ii) the stated value of the related Mortgagor in his or her application.

                  ASSIGNMENT OF MORTGAGE: An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

                  AUTHORIZED NEWSPAPER: A newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

                  AUTHORIZED OFFICER: With respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identi fied on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

                  BANKRUPTCY CODE:  The Bankruptcy Code of 1978, as amended.

                  BASIC DOCUMENTS: The Trust Agreement, the Certificate of Trust, the Indenture, the Home Loan Purchase Agreement, the Servicing Agreement and the other documents and certificates delivered in connection with any of the above.

                  BENEFICIAL OWNER: With respect to any Note, the Person who is the beneficial owner of such Note as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository).

                  BOOK-ENTRY NOTES: Beneficial interests in the Notes, ownership and transfers of which shall be made through book entries by the Depository as described in Section 4.06 of the Indenture.

                  BUSINESS DAY: Any day other than (i) a Saturday or a Sunday or
(ii) a day on which banking institutions in the City of New York, Delaware or California or in the city in which the corporate trust offices of the Indenture Trustee are located, are required or authorized by law to be closed.

                  BUSINESS TRUST STATUTE: Chapter 38 of Title 12 of the Delaware Code, 12 DEL. Code ss.ss.3801 ET SEQ., as the same may be amended from time to time.

                  CASH LIQUIDATION: As to any defaulted Home Loan other than a Home Loan as to which an REO Acquisition occurred, a determination by the Master Servicer that it has received all Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Home Loan.

                  CERTIFICATE DISTRIBUTION ACCOUNT: The account or accounts created and maintained pursuant to Section 3.10(c) of the Trust Agreement. The Certificate Distribution Account shall be an Eligible Account.

                  CERTIFICATE INTEREST RATE: With respect to the Class B-2 Certificates, 11.01% per annum.

                  CERTIFICATE PAYING AGENT: The meaning specified in Section
3.10 of the Trust Agreement.

                  CERTIFICATE PERCENTAGE INTEREST: With respect to each Certificate, the Certificate Percentage Interest on the face thereof.

                  CERTIFICATE PRINCIPAL BALANCE: With respect to the Class B-2 Certificates, the Initial Certificate Principal Balance thereof as reduced by the sum of (x) all amounts actually distributed to the holders of such Certificates on all prior Payment Dates on account of principal and (y) the aggregate amount of cumulative Realized Losses allocated to such Certificates on all prior Payment Dates.

                  CERTIFICATE REGISTER: The register maintained by the Certificate Registrar in which the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates.

                  CERTIFICATE REGISTRAR: Initially, the Indenture Trustee, in its capacity as Certificate Registrar, or any successor to the Indenture Trustee in such capacity.

                  CERTIFICATE OF TRUST: The Certificate of Trust filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

                  CERTIFICATES OR TRUST CERTIFICATES: The Southern Pacific Secured Assets Corp., Trust Certificates, Series 1998-H1, evidencing the beneficial ownership interest in the Issuer and executed by the Owner Trustee in substantially the form set forth in Exhibit A to the Trust Agree ment.

                  CERTIFICATEHOLDER: The Person in whose name a Certificate is registered in the Certificate Register. Pledgees of Certificates that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee, as the case may be, the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Issuer, any other obligor upon the Certificates or any Affiliate of any of the foregoing Persons.

                  CLASS: Collectively, all of the Notes or Certificates bearing the same designation.

                  CLASS A NOTES OR SENIOR NOTES: Any one of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class A-5 Notes or Class A-6 IO Notes.

                  CLASS M NOTES: Any one of the Class M-1 Notes or Class M-2 Notes.

                  CLASS B-2 CERTIFICATES: Any one of the Class B-2 Certificates.

                  CLOSING DATE: June 25, 1998.

                  CODE: The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  COLLATERAL: The meaning specified in the Granting Clause of the Indenture.

                  COLLECTION ACCOUNT: The account or accounts created and maintained pursuant to Section 3.06(d) of the Servicing Agreement. The Collection Account shall be an Eligible Account.

                  COLLECTION PERIOD: With respect to each Payment Date, the calendar month immediately preceding the month is which such Payment Date occurs.

                  COMBINED LOAN-TO-VALUE RATIO: With respect to any Home Loan and any date, the percentage equivalent of a fraction, the numerator of which is the Cut-off Date Principal Balance of such Home Loan and of any mortgage loan or mortgage loans that are secured by liens on the Mortgaged Property that are senior to the Mortgage and the denominator of which is the Appraised Value of the related Mortgaged Property.

                  COMPENSATING INTEREST: With respect to any Determination Date, an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfall due to a Prepayment in Full for the related Collection Period and (ii) the Servicing Fee for such Determination Date.

                  CONTROLLING NOTEHOLDERS: As of any date of determination, Noteholders representing 50.01% or greater of the aggregate Note Principal Balance of the Senior Notes then outstanding, or if the aggregate Note Principal Balance of the Senior Notes has been reduced to zero, Noteholders representing 50.01% or greater of the Note Principal Balance of the most senior Notes then outstanding.

                  CORPORATE TRUST OFFICE: With respect to the Indenture Trustee, Certificate Registrar, Certificate Paying Agent and Paying Agent, the principal corporate trust office of the Indenture Trustee and Note Registrar at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at Norwest Center, Sixth & Marquette, Minneapolis, Minnesota 55479, Attention: Southern Pacific CMN Trust Series 1998-H1. With respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Trust Agreement is located at Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19801, Attention: Southern Pacific CMN Trust Series 1998-H1.

                  CREDIT SCORE: With respect to any Home Loan, the credit score of the related Mortgagor at origination as determined pursuant to the underwriting guidelines of the Seller.

                  CREDIT SUPPORT DEPLETION DATE: The first Payment Date on which the sum of (i) the Overcollateralization Amount, (ii) the aggregate Note Principal Balances of the Notes and (iii) the Certificate Principal Balance of the Class B-2 Certificates has been reduced to zero.

                  CUT-OFF DATE:  June 1, 1998.

                  CUT-OFF DATE BALANCE: The sum of the Principal Balance of the Home Loans as of the Cut-off Date.

                  CUT-OFF DATE PRINCIPAL BALANCE: With respect to any Home Loan, the unpaid principal balance thereof as of the Cut-off Date.

                  DEBT-TO-INCOME RATIO: With respect to any Home Loan, the debt-to-income ratio at origination as determined pursuant to the underwriting guidelines of the Seller.

                  DEFAULT: Any occurrence which is or with notice or the lapse of time or both would become an Event of Default.

                  DEFINITIVE NOTES: The meaning specified in Section 4.06 of the Indenture.

                  DELETED HOME LOAN: A Home Loan replaced or to be replaced with an Eligible Substitute Home Loan.

                  DELINQUENCY PERCENTAGE: As of the last day of any Collection Period and with respect to the Home Loans, the percentage equivalent of a fraction, the numerator of which equals the aggregate Principal Balance of the Home Loans that are 60 or more days delinquent, in foreclosure or converted to REO Properties as of such last day of such Collection Period, and the denominator of which is the aggregate Principal Balance of the Home Loans as of the last day of such Collection Period.

                  DEPOSITOR: Southern Pacific Secured Assets Corp., a California corporation, or its successor in interest.

                  DEPOSITORY OR DEPOSITORY AGENCY: The Depository Trust Company or a successor appointed by the Indenture Trustee with the approval of the Depositor. Any successor to the Depository shall be an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act and the regulations of the Securities and Exchange Commission thereunder.

                  DEPOSITORY PARTICIPANT: A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  DETERMINATION DATE: With respect to any Payment Date, the 15th of the related month, or if the 15th day of such month is not a Business Day, the immediately preceding Business Day.

                  DUE DATE: The date on which the Monthly Payment on the related Home Loan is due in accordance with the terms of the related Mortgage Note.

                  ELIGIBLE ACCOUNT: An account that is any of the following: (i) maintained with a depository institution the short term deposits of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, PROVIDED that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Indenture Trustee and each Rating Agency) the Indenture Trustee have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Eligible Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Collection Account, either (A) a trust account or accounts maintained at the Corporate Trust Department of the Indenture Trustee or (B) a segregated account, so long as its short term debt obligations are rated A-1 by Standard & Poor's and F-1 by Fitch or better and its long term debt obligations are rated A by Standard & Poor's and Fitch or better, or (iv) in the case of the Collection Account and the Payment Account, a trust account or accounts maintained in the corporate trust division of the Indenture Trustee, or (v) an account or accounts of a depository institution acceptable to each Rating Agency as evidenced in writing by each Rating Agency that use of any such account as the Collection Account or the Payment Account will not reduce the rating assigned to any of the Securities by such Rating Agency below investment grade.

                  ELIGIBLE INVESTMENTS:  One or more of the following:

                         (i) direct obligations of, and obligations fully guaranteed by, the United States of America, the Federal Home Mortgage Corporation, the Federal National Mortgage Association, the Federal Home Loan Banks or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

                        (ii) (A) demand and time deposits in, certificates of deposit of, banker's acceptances issued by or federal funds sold by any depository institution or trust company (including the Indenture Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any State thereof and subject to supervision and examination by federal and/or state authorities, so long as at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company has a short term unsecured debt rating in the highest available rating category of each of the Rating Agencies and provided that each such investment has an original maturity of no more than 365 days, and (B) any other demand or time deposit or deposit which is fully insured by the Federal Deposit Insurance Corporation;

                       (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as a principal) rated "A" or higher by Fitch and A2 or higher by Moody's; provided, however, that collateral transferred pursuant to such repurchase obligation must (A) be valued weekly at current market price plus accrued interest, (B) pursuant to such valuation, equal, at all times, 105% of the cash transferred by the Indenture Trustee in exchange for such collateral and (C) be delivered to the Indenture Trustee or, if the Indenture Trustee is supplying the collateral, an agent for the Indenture Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities.

                        (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State thereof which has a long term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

                         (v) commercial paper having an original maturity of less than 365 days and issued by an institution having a short term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

                        (vi) a guaranteed investment contract approved by each of the Rating Agencies and issued by an insurance company or other corporation having a long term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

                       (vii) money market funds having ratings in the highest available long-term rating category of each of the Rating Agencies at the time of such investment; any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirement for Eligible Investments set forth in the Indenture; and

                      (viii) any investment approved in writing by each of the Rating Agencies.

The Indenture Trustee may purchase from or sell to itself or an affiliate, as principal or agent, the Eligible Investments listed above.

PROVIDED, HOWEVER, that each such instrument shall be acquired in an arm's length transaction and no such instrument shall be an Eligible Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations; PROVIDED FURTHER, HOWEVER, that each such instrument acquired shall not be acquired at a price in excess of par.

                  ELIGIBLE SUBSTITUTE HOME LOAN: A Home Loan substituted by the Seller for a Deleted Home Loan which must, on the date of such substitution, as confirmed in an Officer's Certificate delivered to the Indenture Trustee and the Master Servicer, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Home Loan for a Deleted Home

Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the outstanding principal balance of the Deleted Home Loan (the amount of any shortfall to be deposited by the Seller in the Collection Account in the month of substitution); (ii) comply with each representation and warranty set forth in clauses (ii) through (xl) of Section 3.1(b) of the Home Loan Purchase Agreement other than clauses (vii), (xii), (xiii) and (xx)-(xxii); (iii) have a Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate of the Deleted Home Loan as of the date of substitution; (iv) have a Loan-to-Value Ratio and a Combined Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Home Loan at the time of substitution; (v) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Home Loan; (vi) have a Debt-to-Income Ratio not greater than the Debt-to-Income Ratio of the Deleted Home Loan; (vii) have a Credit Score not greater than the Credit Score of the Deleted Home Loan; (viii) have a Credit Score of at least 630 and (ix) not be 30 days or more delinquent.

                  ERISA: The Employee Retirement Income Security Act of 1974, as amended.

                  EVENT OF DEFAULT: With respect to the Indenture, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                         (i) a default in the payment of, but only to the extent funds are available to make such payment as provided in the Indenture
         (i) Accrued Note Interest or Unpaid Interest Shortfalls with respect to any class of Notes within five days of when such payment was due or
         (ii) the Principal Distribution Amount with respect to any class of Notes within five days of when such payment was due; or

                        (ii) the failure by the Issuer on the related Final Scheduled Payment Date to reduce the Note Principal Balance on any class of Notes to zero or to pay any accrued and unpaid interest thereon (including any Unpaid Interest Shortfalls) on such date; or

                       (iii) there occurs a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture, or any representation or warranty of the Issuer made in the Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the Outstanding Amount of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder; or

                        (iv) there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                         (v) there occurs the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the assets of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

                  EVENT OF SERVICER TERMINATION: With respect to the Servicing Agreement, a Servicing Default as defined in Section 6.01 of the Servicing Agreement.

                  EXCESS OVERCOLLATERALIZATION AMOUNT: With respect to any Payment Date, the excess, if any, of (a) the Overcollateralization Amount that would apply on such Payment Date after taking into account all distributions to be made on such Payment Date over (b) the Required Overcollateralization Amount for such Payment Date.

                  EXCHANGE ACT: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  EXPECTED LOAN LOSS PERCENTAGE: As of any Determination Date, an amount equal to the sum of (A) the aggregate amount of Realized Losses divided by the Cut-off Date Balance, (B) 25% of the aggregate Principal Balance of the Home Loans which are then more than 30 but less than 60 days delinquent divided by the Cut-off Date Balance, (C) 50% of the aggregate Principal Balance of the Home Loans which are then more than 60 but less than 90 days delinquent divided by the Cut-off Date Balance, and (D) 100% of the aggregate Principal Balance of the Home Loans which are more than 90 days delinquent (but are not Liquidated Home Loans) divided by the Cut-off Date Balance.

                  EXPENSES: The meaning specified in Section 7.02 of the Trust Agreement.

                  EXTRA PRINCIPAL DISTRIBUTION AMOUNT: As of any Payment Date, the lesser of (x) the Net Monthly Excess Interest Amount for such Payment Date and (y) the excess, if any, of (i) the Required Overcollateralization Amount for such Payment Date over (ii) the Overcollateralization

Amount (calculated for this purpose after taking into account the reduction on such Payment Date of the Note Principal Balances of all Classes of Notes and Certificate Principal Balances of the Class B-2 Certificates resulting from the distribution of the Principal Remittance Amount) for such Payment Date.

                  FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

                  FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

                  FINAL SCHEDULED PAYMENT DATE: With respect to the Notes (other than the Class A-6 IO Notes), January 25, 2029, and with respect to the Class A-6 IO Notes, December 25, 2000.

                  FITCH: Fitch IBCA, Inc.

                  FNMA: The Federal National Mortgage Association, or any successor thereto.

                  FORECLOSURE PROFIT: With respect to a Liquidated Home Loan, the amount, if any, by which (i) the aggregate of its Net Liquidation Proceeds exceeds (ii) the related Principal Balance (plus accrued and unpaid interest thereon at the applicable Mortgage Rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds) of such Liquidated Home Loan immediately prior to the final recovery of its Liquidation Proceeds.

                  FULL TERM FIXED LOANS: Home Loans with an original term to maturity of 30 years.

                  GRANT: Pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such collateral or other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

                  HOLDER: A Noteholder or Certificateholder, as applicable.

                  HOME LOANS: At any time, collectively, all the Home Loans that have been sold to the Depositor under the Home Loan Purchase Agreement or substituted for pursuant to Section 2.1 and 3.1 of the Home Loan Purchase Agreement and transferred and conveyed to the Issuer and contributed to the Trust, in each case together with the Related Documents, and that remain subject to the terms thereof. As applicable, Home Loan shall be deemed to refer to the related REO Property and to Home Loans and Eligible Substitute Home Loans.

                  HOME LOAN PURCHASE AGREEMENT: The Home Loan Purchase Agreement, dated as of the Cut-off Date, among the Seller, as seller and the Purchaser, as purchaser relating to the sale, transfer and assignment of the Home Loans.

                  INDEMNIFIED PARTY: The meaning specified in Section 7.02 of the Trust Agreement.

                  INDENTURE: The indenture dated as of June 25, 1998, between the Issuer, as debtor, and the Indenture Trustee, as Indenture Trustee, relating to the Southern Pacific CMN Trust Series 1998-H1 Notes and Certificates.

                  INDENTURE TRUSTEE: Norwest Bank Minnesota, National Association, a national banking association, and its successors and assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture.

                  INDENTURE TRUSTEE FEE: With respect to the Home Loans and any Payment Date the product of (i) the Indenture Trustee Fee Rate divided by 12 and
(ii) the sum of the aggregate Principal Balance of the Home Loans as of such date.

                  INDENTURE TRUSTEE FEE RATE: 0.0075% per annum.

                  INDEPENDENT: When used with respect to any specified Person, the Person (i) is in fact independent of the Issuer, any other obligor on the Notes or Certificates, the Seller, the Issuer, the Depositor and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, the Issuer, the Depositor or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Seller, the Issuer, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                  INDEPENDENT CERTIFICATE: A certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Request and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

                  INITIAL CERTIFICATE PRINCIPAL BALANCE: With respect to the Class B-2 Certificates, $5,541,000.00.

                  INITIAL NOTE PRINCIPAL BALANCE: With respect to the Class A-1 Notes, $27,600,000.00, the Class A-2 Notes $10,800,000.00, the Class A-3 Notes
$16,000,000.00, the

Class A-4 Notes $10,000,000.00, the Class A-5 Notes $5,527,000.00, the Class M-1
Notes $10,555,000.00, the Class M-2 Notes, $7,916,000.00, and the Class B-1
Notes, $11,346,000.00. The Class A-6 IO Notes do not have an Initial Note Principal Balance.

                  INTEREST REMITTANCE AMOUNT: With respect to any Payment Date, the sum of the following:

         (i) the interest portion of each Monthly Payment due after the Cut-off Date (including amounts in the Collection Account representing interest due after but paid prior to the Cut- off Date) and received during the related Collection Period or Advanced prior to such Payment Date (other than Monthly Payments due after the related Collection Period, which shall be treated as if received during the Collection Period they were due and other than Monthly Payments with respect to which the Master Servicer has made an unreimbursed Advance) on each Outstanding Home Loan (less the related Servicing Fees, any subservicing fees under any Subservicing Agreement and any fees or penalties retained by the Servicer or any subservicer and the Indenture Trustee Fees);

         (ii) the interest portion of all other unscheduled collections (including, without limitation, Liquidation Proceeds and REO Proceeds) received during the related Collection Period (or deemed to have been so received) to the extent applied by the Master Servicer as recoveries of interest on the related Home Loan at the Net Mortgage Rate pursuant to Section 3.13 of the Servicing Agreement;

         (iii) any amounts received with respect to a Home Loan that was 180 or more days delinquent in payment of interest (including amounts with respect to principal).

                  INTERMEDIATE TERM FIXED LOANS: Home Loans with an original term to maturity of 5, 10, 15 or 20 years.

                  INVESTMENT COMPANY ACT: The Investment Company Act of 1940, as amended, and any amendments thereto.

                  ISSUER: Southern Pacific CMN Trust Series 1998-H1, a Delaware business trust, or its successor in interest.

                  ISSUER REQUEST: A written order or request signed in the name of the Issuer by any one of its Authorized Officers, and delivered to the Indenture Trustee.

                  LIBOR: For any Interest Period other than the first Interest Period, the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Period. With respect to the first Interest Period, the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London, England time, two LIBOR Business Days prior to the Closing Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Indenture Trustee after consultation with the Master Servicer), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding Payment Date.

                  LIBOR BUSINESS DAY: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

                  LIEN: Any mortgage, deed of trust, pledge, conveyance, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agree ment, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; PROVIDED, HOWEVER, that any assignment pursuant to Section 6.02 of the Servicing Agreement shall not be deemed to constitute a Lien.

                  LIQUIDATED HOME LOAN: With respect to any Payment Date, any Home Loan in respect of which the Master Servicer has determined, in accordance with the servicing procedures specified in the Servicing Agreement, as of the end of the related Collection Period that substantially all Liquidation Proceeds which it reasonably expects to recover with respect to the disposition of the related Mortgaged Property or REO Property have been recovered. In addition, the Master Servicer will treat any Home Loan that is 180 days or more delinquent as having been finally liquidated.

                  LIQUIDATION EXPENSES: Out-of-pocket expenses (exclusive of overhead) which are incurred by or on behalf of the Master Servicer in connection with the liquidation of any Home Loan and not recovered under any insurance policy, such expenses including, without limitation, legal fees and expenses, any unreimbursed amount expended (including, without limitation, amounts advanced to correct defaults on any mortgage loan which is senior to such Home Loan and amounts advanced to keep current or pay off a mortgage loan that is senior to such Home Loan) respecting the related Home Loan and any related and unreimbursed expenditures for real estate property taxes or for property restoration, preservation or insurance against casualty loss or damage.

                  LIQUIDATION PROCEEDS: Proceeds received in connection with the liquidation of any Home Loan or related REO Property, including the proceeds of any insurance policy, whether through trustee's sale, foreclosure sale or otherwise.

                  LOAN-TO-VALUE RATIO: With respect to any Home Loan, as of any date of determination, a fraction expressed as a percentage, the numerator of which is the then current principal amount of the Home Loan, and the denominator of which is the Appraised Value of the related Mortgaged Property.

                  LOAN TYPE: One of the following types of Home Loans included in the Trust Fund: (i) Full Term Fixed Loans and (ii) Intermediate Term Fixed Loans.

                  LOST NOTE AFFIDAVIT: With respect to any Home Loan as to which the original Mortgage Note has been lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage
Note).

                  MASTER SERVICER: Southern Pacific Funding Corporation, a California corporation, and its successors and assigns.

                  MASTER SERVICER REMITTANCE DATE: With respect to any Payment Date, the 18th of the month in which such Payment Date occurs, or if such 18th day is not a Business Day, the Business Day preceding such 18th day.

                  MONTHLY PAYMENT: With respect to any Home Loan (including any REO Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for partial Prepayments occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

                  MOODY'S: Moody's Investors Service, Inc. or its successor in interest.

                  MORTGAGE: The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple interest in real property securing a Home Loan.

                  MORTGAGE FILE: The file containing the Related Documents pertaining to a particular Home Loan and any additional documents required to be added to the Mortgage File pursuant to the Home Loan Purchase Agreement or the Servicing Agreement.

                  MORTGAGE LOAN SCHEDULE: With respect to any date, the schedule of Home Loans held by the Issuer on such date. The initial schedule of Home Loans as of the Cut-off Date is the schedule set forth in Exhibit A of the Servicing Agreement and such schedule, as amended by the Seller to reflect Eligible Substitute Home Loans and Deleted Home Loans, which schedule sets forth as to each Home Loan:

                (i)        the loan number and name of the Mortgagor;

               (ii) the street address, city, state and zip code of the Mortgaged Property;

              (iii)        the Mortgage Rate;

               (iv)        the maturity date;

                (v)        the original principal balance;

               (vi)        the first payment date;

              (vii)        the type of Mortgaged Property;

             (viii)        the Monthly Payment in effect as of the Cut-off Date;

               (ix)        the Cut-off Date Principal Balance;

                (x)        the occupancy status;

               (xi)        the purpose of the Home Loan;

              (xii)        the Appraised Value of the Mortgaged Property;

             (xiii)        the original term to maturity;

              (xiv)        the paid-through date of the Home Loan;

               (xv)        the Loan-to-Value Ratio;

              (xvi) whether the Home Loan is secured by a first lien or second lien;

             (xvii)        the credit score of the related borrower;

            (xviii) whether or not the Home Loan was underwritten pursuant to a limited documentation program; and

              (xix)        the Loan Type.

         The Mortgage Loan Schedule shall also set forth the total of the amounts described under (ix) above for all of the Home Loans.

                  MORTGAGE NOTE: The note or other evidence of the indebtedness of a Mortgagor under a Home Loan.

                  MORTGAGE RATE: With respect to any Home Loan, the annual rate at which interest accrues on such Home Loan.

                  MORTGAGED PROPERTY: The underlying property, including real property and improvements thereon, securing a Home Loan.

                  MORTGAGOR: The obligor or obligors under a Mortgage Note.

                  NET LIQUIDATION PROCEEDS: With respect to any Liquidated Home Loan, Liquidation Proceeds net of Liquidation Expenses.

                  NET DELINQUENCY AMOUNT: With respect to any Payment Date, the excess, if any, of (x) the product of 2.25 and the Six-Month Rolling Delinquency Average over (y) the aggregate of the Net Monthly Excess Interest Amount for the three preceding Payments Dates.

                  NET MONTHLY EXCESS CASH FLOW: For any Payment Date, the sum of the Net Monthly Excess Interest Amount as determined pursuant to Section 3.05(b)(vi) of the Indenture and the Net Monthly Excess Principal Amount for such Payment Date as determined pursuant to Section 3.05(c)(vi) or 3.05(d)(vi) of the Indenture. Net Monthly Excess Cash Flow shall be allocated on each Payment Date in accordance with the priorities set forth in Section 3.05(e) of the Indenture.

                  NET MONTHLY EXCESS INTEREST AMOUNT: For any Payment Date, the amount as defined in Section 3.05(b)(vi) of the Indenture.

                  NET MONTHLY EXCESS PRINCIPAL AMOUNT: With respect to any Payment Date prior to the Stepdown Date, the amount as defined in Section 3.05(c)(vi) of the Indenture. With respect to any Payment Date on or after the Stepdown Date, the amount as defined in Section 3.05(d)(vi) of the Indenture.

                  NET MORTGAGE RATE: With respect to any Home Loan and any day, the related Mortgage Rate less the sum of the related Servicing Fee Rate and the Indenture Trustee Fee Rate.

                  NONRECOVERABLE ADVANCE: Any Advance or Servicing Advance (i) which was previously made or is proposed to be made by the Master Servicer; and
(ii) which, in the good faith judgment of the Master Servicer, will not or, in the case of a proposed advance, would not, be ultimately recoverable by the Master Servicer from Liquidation Proceeds or future payments on any Home Loan.

                  NOTE INTEREST RATE: With respect to any Payment Date and the Class A-1 Notes a floating rate equal to the lesser of (i) LIBOR plus 0.09% per annum and (ii) 12.00% per annum. With respect to any Payment Date and the Class A-2, Class A-3 and Class A-4 Notes, a fixed rate equal to 6.31% per annum, 6.41% per annum and 6.61% per annum, respectively. With respect to any Payment Date that occurs on or before the Step-up Date, a per annum fixed rate equal to 7.13% per annum with respect to the Class A-5 Notes, 7.49% per annum with respect to the Class M-1 Notes, 7.63% per annum with respect to the Class M-2 Notes and 9.01% per annum with respect to the Class B-1 Notes. With respect to any Payment Date that occurs on or before the

Step-up Date, a per annum fixed rate equal to 7.63% per annum with respect to the Class A-5 Notes, 7.99% per annum with respect to the Class M-1 Notes, 8.13% per annum with respect to the Class M-2 Notes and 9.51% per annum with respect to the Class B-1 Notes. With respect to any of the first thirty (30) Payment Dates and the Class A-6 IO Notes 0.50% per annum, and thereafter 0.00% per annum.

                  NOTE OWNER: The Beneficial Owner of a Note.

                  NOTE PRINCIPAL BALANCE: With respect to any Class A Note, the Initial Note Principal Balance thereof as reduced by all amounts actually distributed to the holders of such Notes on all prior Payment Dates on account of principal. With respect to any of the Class M-1, Class M-2 and Class B-1 Notes, the Initial Note Principal Balance thereof as reduced by the sum of (x) all amounts actually distributed to the holders of such Notes on all prior Payment Dates on account of principal and (y) the aggregate amount of cumulative Realized Losses allocated to such Notes on all prior Payment Dates.

                  NOTE REGISTER: The register maintained by the Note Registrar in which the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes.

                  NOTE REGISTRAR: The Indenture Trustee, in its capacity as Note Registrar, or any successor to the Indenture Trustee in such capacity.

                  NOTEHOLDER: The Person in whose name a Note is registered in the Note Register, except that, any Note registered in the name of the Depositor, the Issuer or the Indenture Trustee or any Affiliate of any of them shall be deemed not to be a Noteholder or holder, nor shall any Note so owned be considered outstanding, for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement; provided that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee or the Owner Trustee knows to be so owned shall be so disregarded. Pledgees of Notes that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes or any Affiliate of any of the foregoing Persons.

                  NOTES: The Notes issued and outstanding at any time pursuant to the Indenture.

                  NOTIONAL AMOUNT: $105,549,158.00.

                  OFFICER'S CERTIFICATE: With respect to the Master Servicer, a certificate signed by the President, Managing Director, a Director, a Vice President or an Assistant Vice President, of the Master Servicer and delivered to the Indenture Trustee. With respect to the Issuer, a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

                  OPINION OF COUNSEL: A written opinion of counsel who may be in-house counsel for the Master Servicer if acceptable to the Indenture Trustee and the Rating Agencies or counsel for the Depositor, as the case may be.

                  OUTSTANDING: With respect to the Notes, as of the date of determination, all Notes theretofore executed, authenticated and delivered under this Indenture except:

                        (i) Notes theretofore cancelled by the Note Registrar or delivered to the Indenture Trustee for cancellation and Certificates cancelled by the Indenture Trustee; and

                        (ii) Notes in exchange for or in lieu of which other Notes have been executed, authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a holder in due course.

                  OUTSTANDING HOME LOAN: As to any Payment Date, a Home Loan (including an REO Property) which was not (i) the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition during any preceding Collection Period, (ii) purchased, deleted or substituted for during any preceding Collection Period pursuant to the Servicing Agreement or (iii) 180 days or more delinquent during any preceding Collection Period as of such Payment Date.

                  OVERCOLLATERALIZATION AMOUNT: As of any Payment Date, the excess, if any, of (a) the aggregate Principal Balances of the Home Loans as of the end of the related Collection Period over (b) the Note Principal Balance and Certificate Principal Balance, as applicable, of the Notes and Class B-2 Certificates as of such Payment Date (after taking into account the payment to the Notes and the Class B-2 Certificates of the Principal Remittance Amount).

                  OVERCOLLATERALIZATION REDUCTION AMOUNT: As of any Payment Date, any Excess Overcollateralization Amount as of such Payment Date after distribution of the Principal Distribution Amount on such Payment Date.

                  OWNER TRUST ESTATE: The corpus of the Issuer created by the Trust Agreement which consists of items referred to in Section 2.01 of the Trust Agreement.

                  OWNER TRUSTEE: Wilmington Trust Company and its successors and assigns or any successor owner trustee appointed pursuant to the terms of the Trust Agreement.

                  PAYING AGENT: Any paying agent or co-paying agent appointed pursuant to Section 3.03 of the Indenture, which initially shall be the Indenture Trustee.



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



                  PAYMENT ACCOUNT: The account established by the Indenture Trustee pursuant to Section 3.01 of the Indenture and Section 4.03 of the Servicing Agreement. The Payment Account shall be an Eligible Account.

                  PAYMENT DATE: The 25th day of each month, or if such day is not a Business Day, then the next Business Day.

                  PERCENTAGE INTEREST: With respect to any Class of Notes, the percentage obtained by dividing the Note Principal Balance or Notional Amount of such Note by the sum of the aggre gate of the Note Principal Balances or Notional Amounts of all Notes of such Class. With respect to the Class B-2 Certificates, the percentage obtained by dividing the Certificate Principal Balance of such Class B-2 Certificate by the sum of the aggregate of the Certificate Principal Balances of all the Class B-2 Certificates. With respect to any Class X Certificate issued pursuant to the Trust Agreement, the percentage on the face thereof.

                  PERSON: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  POOL BALANCE: With respect to any date, the sum of the aggregate of the Principal Balances of all Home Loans as of such date.

                  PREPAYMENT INTEREST SHORTFALL: As to any Payment Date and any Home Loan (other than a Home Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the related Collection Period, an amount equal to the excess of interest accrued during the related Collection Period (less the related Servicing Fee) on the Principal Balance of such Home Loan over the sum of the amount of interest (adjusted to the Net Mortgage Rate) paid by the Mortgagor for such Collection Period to the date of such Principal Prepayment in Full and any Advances made by the Master Servicer pursuant to Section 4.04 of the Servicing Agreement or (b) a partial Principal Prepayment during the related Collection Period, an amount equal to interest accrued during the related Collection Period (less the related Servicing Fee) on the amount of such partial Principal Prepayment.

                  PRINCIPAL BALANCE: With respect to any Home Loan or related REO Property, at any given time, (i) the Principal Balance of the Home Loan as of the Cut-off Date minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Home Loan or REO Property during each Collection Period ending prior to the most recent Payment Date which were received and (b) all Principal Prepayments with respect to such Home Loan or REO Property, and all Liquidation Proceeds and REO Proceeds, to the extent applied by the Master Servicer as recoveries of principal in accordance with the Servicing Agreement with respect to such Home Loan or REO Property; provided, that any Home Loan that becomes 180 or more days delinquent shall be treated as if it had a Principal Balance of zero.

                  PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Payment Date, the sum of (i) the Principal Remittance Amount for such Payment Date, minus, on any Payment Date occurring on or after the Stepdown Date, the Overcollateralization Reduction Amount for such Payment Date and (ii) the Extra Principal Distribution Amount for such Payment Date.

                  PRINCIPAL PREPAYMENT: Any payment of principal or other recovery on a Home Loan which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

                  PRINCIPAL PREPAYMENT IN FULL: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Home Loan.

                  PRINCIPAL REMITTANCE AMOUNT: With respect to any Payment Date, the sum of the following:

                  (i) the principal portion of each Monthly Payment received during the related Collection Period on each Outstanding Home Loan;

                  (ii) the Principal Balance of any Home Loan repurchased during the related Collection Period (or deemed to have been so repurchased in accordance with the Servicing Agreement) pursuant to the Servicing Agreement and the amount of any Substitution Adjustment Amounts deposited in the Collection Account in connection with the substitution of a Deleted Home Loan pursuant to the Servicing Agreement during the related Collection Period; and

                  (iii) the principal portion of all other unscheduled collections (including, without limitation, Principal Prepayments in Full, Liquidation Proceeds and REO Proceeds) received during the related Collection Period (or deemed to have been so received) to the extent applied by the Master Servicer as recoveries of principal of the related Home Loan pursuant to the Servicing Agreement.

         MINUS

                  (iv) expenses incurred by and reimbursable to Master Servicer or the Depositor pursuant to the Servicing Agreement or otherwise, or in connection with enforcing any repurchase, substitution or indemnification obligation of any Seller (other than an Affiliate of the Depositor); and

                  (v) amounts expended by the Master Servicer (a) pursuant to the Servicing Agreement in good faith in connection with the restoration of property damaged by an Uninsured Cause, and (b) in connection with the liquidation of a Home Loan or disposition of an REO Property to the extent not otherwise reimbursed to the Master Servicer pursuant to the Servicing Agreement.

                  PROCEEDING: Any suit in equity, action at law or other judicial or administrative proceeding.

                  PROSPECTUS: The Prospectus Supplement, dated June 23, 1998, together with the attached Prospectus, dated June 23, 1998, with respect to the Notes issued pursuant to the indenture relating thereto.

                  PURCHASE PRICE: The meaning specified in Section 2.2(a) of the Home Loan Purchase Agreement.

                  PURCHASER: Southern Pacific Secured Assets Corp., a California corporation, and its successors and assigns.

                  RATING AGENCY: Any nationally recognized statistical rating organization, or its successor, that rated the Notes and the Class B-2 Certificates at the request of the Depositor at the time of the initial issuance of the Notes and the Class B-2 Certificates. Initially, Standard & Poor's or Fitch. If such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, notice of which designation shall be given to the Indenture Trustee. References herein to the highest short term unsecured rating category of a Rating Agency shall mean A-1 or better in the case of Standard & Poor's and F-1 or better in the case of Fitch and in the case of any other Rating Agency shall mean such equivalent ratings. References herein to the highest long-term rating category of a Rating Agency shall mean "AAA" in the case of Standard & Poor's and Fitch and in the case of any other Rating Agency, such equivalent rating.

                  REALIZED LOSS: With respect to each Home Loan (or REO Property) as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Principal Balance of the Home Loan (or REO Property) as of the date of Cash Liquidation or REO Disposition, plus
(ii) interest (and REO Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced to Noteholders up to the last day of the month in which the Cash Liquidation (or REO Disposition) occurred on the Principal Balance of such Home Loan (or REO Property) outstanding during each Collection Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation (or REO Disposition) occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Home Loan, net of the portion thereof reimbursable to the Master Servicer or any Subservicer with respect to related Advances or expenses as to which the Master Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed. With respect to each Home Loan (or REO Property) which became 180 or more days delinquent, an amount equal to the Principal Balance of such Home Loan (or REO Property) as of such date.

                  RECORD DATE: With respect to the Notes and any Payment Date, the last day of the calendar month preceding such Payment Date.

                  REFERENCE BANK RATE: With respect to any Interest Period, as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 A.M., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the sum of the outstanding Note Principal Balance of the Class A-1 Notes; PROVIDED that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Master Servicer, as of 11:00 a.m., New York time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month in amounts approximately equal to the Aggregate Security Balance. If no such quotations can be obtained, the Reference Bank Rate shall be the Reference Bank Rate applicable to the preceding Interest Period.

                  REFERENCE BANKS: Barclays Bank PLC, National Westminster Bank and Bankers Trust Company.

                  REGISTERED HOLDER: The Person in whose name a Note is registered in the Note Register on the applicable Record Date.

                  RELATED DOCUMENTS: With respect to each Home Loan, the documents specified in Section 2.1(b) of the Home Loan Purchase Agreement and any documents required to be added to such documents pursuant to the Home Loan Purchase Agreement, the Trust Agreement,
Indenture or the Servicing Agreement.

                  RELIEF ACT: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

                  RELIEF ACT SHORTFALL: As to any Payment Date and any Home Loan (other than a Home Loan relating to an REO Property), any shortfalls relating to the Relief Act or similar legislation or regulations.

                  REO ACQUISITION: The acquisition by the Master Servicer on behalf of the Indenture Trustee for the benefit of the Noteholders of any REO Property pursuant to Section 3.13 of the Servicing Agreement.

                  REO DISPOSITION: As to any REO Property, a determination by the Master Servicer that it has received substantially all Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

                  REO IMPUTED INTEREST: As to any REO Property, for any period, an amount equivalent to interest (at the Net Mortgage Rate that would have been applicable to the related Home Loan had it been Outstanding) on the unpaid principal balance of the Home Loan as of the date of acquisition thereof for such period as such balance is reduced pursuant to Section 3.13 of the Servicing Agreement by any income from the REO Property treated as a recovery of principal.

                  REO PROCEEDS: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which proceeds are required to be deposited into the Collection Account only upon the related REO Disposition.

                  REO PROPERTY: A Mortgaged Property that is acquired by the Issuer by foreclosure or by deed in lieu of foreclosure.

                  REPURCHASE EVENT: With respect to any Home Loan, either (i) a discovery that, as of the Closing Date the related Mortgage was not a valid lien on the related Mortgaged Property subject only to (A) the lien of real property taxes and assessments not yet due and payable, (B) covenants, conditions, and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage and such other permissible title exceptions as are permitted and (C) other matters to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment or marketability of the related Mortgaged Property or (ii) with respect to any Home Loan as to which the Seller delivers an affidavit certifying that the original Mortgage Note has been lost or destroyed, a subsequent default on such Home Loan if the enforcement thereof or of the related Mortgage is materially and adversely affected by the absence of such original Mortgage Note.

                  REPURCHASE PRICE: With respect to any Home Loan required to be repurchased on any date pursuant to the Home Loan Purchase Agreement or purchased by the Master Servicer pursuant to the Servicing Agreement, an amount equal to the sum, without duplication, of (i) 100% of the Principal Balance thereof (without reduction for any amounts charged off) and (ii) unpaid accrued interest at the Mortgage Rate on the outstanding principal balance thereof from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month of purchase plus (iii) the amount of Advances and any unreimbursed Servicing Advances or unreimbursed Advances or Nonrecoverable Advances made with respect to such Home Loan plus (iv) any other amounts owed to the Master Servicer or any subservicer pursuant to Section 3.07 of the Servicing Agreement and not included in clause (iii) of this definition.

                  REQUIRED OVERCOLLATERALIZATION AMOUNT: With respect to any Payment Date (i) prior to the Stepdown Date, the greater of (a) 4.50% of the aggregate Principal Balance of the Home Loans as of the Cut-off Date and (b) the Net Delinquency Amount for such Payment Date, and (ii) on or after the Stepdown Date, the greatest of (x) 9.00% of the then current aggregate Principal Balance of the Home Loans as of the end of the related Collection Period, (y) the Net Delinquency Amount for such Payment Date, and (z) $527,746.

                  RESPONSIBLE OFFICER: With respect to the Indenture Trustee, any officer of the Indenture Trustee with direct responsibility for the administration of the Trust Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  ROLLING DELINQUENCY PERCENTAGE: For any Payment Date, the average of the Delinquency Percentages for the Home Loans as of the last day of each of the six (or 1, 2, 3, 4 and 5 in the case of the first five Payment Dates, as applicable) most recently ended Collection Periods.

                  SECURITIES ACT: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  SECURITY: Any of the Certificates or Notes.

                  SECURITYHOLDER or HOLDER: Any Noteholder or a
Certificateholder.

                  SECURITY INSTRUMENT: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

                  SELLER: Southern Pacific Funding Corporation, a California corporation, and its successors and assigns.

                  SENIOR PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Payment Date prior to the Stepdown Date, the amount payable to the Class A Notes as provided in Section 3.05(c)(i) of the Indenture. With respect to any Payment Date on or after the Stepdown Date, the amount payable to the Class A Notes as provided in Section 3.05(d)(i) of the Indenture.

                  SERVICING ADVANCES: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event in the performance by the Master Servicer of its servicing obligations, including, without duplication, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Section 3.10 and Section 3.11 of the Servicing Agreement.

                  SERVICING AGREEMENT: The Servicing Agreement dated as of June 1, 1998, between the Master Servicer and the Issuer.

                  SERVICING CERTIFICATE: A certificate completed and executed by a Servicing Officer on behalf of the Master Servicer in accordance with Section
4.01 of the Servicing Agreement.

                  SERVICING DEFAULT: The meaning assigned in Section 6.01 of the Servicing Agreement.

                  SERVICING FEE: With respect to each Home Loan and any Payment Date the product of (i) the Servicing Fee Rate and (ii) the Principal Balance of such Home Loans as of such date.

                  SERVICING FEE RATE: With respect to any Home Loan, 0.75% per annum; provided, that if the Owner Trustee Fee has not been paid by the Master Servicer pursuant to a side agreement with the Owner Trustee, the Servicing Fee Rate shall be reduced by 0.0017% per annum.

                  SERVICING OFFICER: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Home Loans whose name and specimen signature appear on a list of servicing officers furnished to the Indenture Trustee by the Master Servicer, as such list may be amended from time to time.

                  SINGLE NOTE: A Note in the amount of $1,000.

                  SIX-MONTH ROLLING DELINQUENCY AVERAGE: With respect to each Payment Date, the average of the Sixty-Day Delinquency Amounts for each of the six immediately preceding Collection Periods.

                  SIXTY-DAY DELINQUENCY AMOUNT: With respect to any Collection Period, an amount equal to the aggregate Principal Balance of the Home Loans that are sixty or more days delinquent in payment of principal and interest at the end of the Collection Period.

                  STANDARD & POOR'S: Standard & Poor's Ratings Service, or its successor in interest.

                  STEPDOWN DATE: The first Payment Date occurring after June 2001 as to which all of the following conditions exist: (x) the aggregate Principal Balance of the Home Loans has been reduced to 50.00% of aggregate Principal Balance of the Home Loans as of the Cut-off Date, (y) the Net Delinquency Amount is less than 4.50% of the aggregate Principal Balance of the Home Loans as of the Cut-off Date and (z) the aggregate Note Principal Balance of the Class A Notes (after giving effect to distributions of principal on such Payment Date) will be able to be reduced on such Payment Date (such determination to be made by the Indenture Trustee prior to making actual distributions on such Payment Date) to the excess, if any, of (i) the aggregate outstanding Principal Balance of the Home Loans as of the last day of the related Collection Period over (ii) the greater of (a) 67.00% of the aggregate Principal Balance of the Home Loans as of the end of the related Collection Period plus the Required Overcollateralization Amount for such Payment Date (calculated without giving effect to clause (z) in the definition thereof) and
(b) $527,746.

                  STEP-UP DATE: The first Payment Date on which the aggregate Principal Balance of the Home Loans as of the end of the related Collection Period is less than or equal to 10% of the Cut-off Date Loan Balance.

                  SUBSERVICER: Any Person with whom the Master Servicer has entered into a Subservicing Agreement as a Subservicer by the Master Servicer and acceptable to the Indenture Trustee.

                  SUBSERVICING ACCOUNT: An Eligible Account established or maintained by a Sub servicer as provided for in Section 3.06(e) of the Servicing Agreement.

                  SUBSERVICING AGREEMENT: The written contract between the Master Servicer and any Subservicer relating to servicing and administration of certain Home Loans as provided in Section 3.02 of the Servicing Agreement.

                  SUBSTITUTION ADJUSTMENT AMOUNT: With respect to any Eligible Substitute Home Loan, the amount as defined in Section 2.03 of the Servicing Agreement.

                  TREASURY REGULATIONS: Regulations, including proposed or temporary Regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

                  TRUST: The Southern Pacific CMN Trust Series 1998-H1 to be created pursuant to the Trust Agreement.

                  TRUST AGREEMENT: The Amended and Restated Trust Agreement dated as of June 25, 1998 between the Owner Trustee and the Depositor relating to the Trust.

                  TRUST ESTATE: The meaning specified in the Granting Clause of the Indenture.

                  TRUST INDENTURE ACT OR TIA: The Trust Indenture Act of 1939, as amended from time to time, as in effect on any relevant date.

                  UCC: The Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

                  UNINSURED CAUSE: Any cause of damage to property subject to a Mortgage that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

                  UNPAID INTEREST SHORTFALL: With respect to each class of Class A Notes and Subordinate Securities and each Payment Date, any Interest Remittance Amount remaining unpaid as to such class of Class A Notes or Subordinate Securities as a result of the insufficiency of the Interest Remittance Amount to pay Accrued Note Interest to such Securities pursuant to the priority of payment provisions of Section 3.05(b) of the Indenture for such Payment Date, plus any such shortfall for all prior Payment Dates, and plus interest thereon at the related Note Interest Rate immediately prior to such Payment Date.

                  VOTING RIGHTS: With respect to the Certificates, 25% of the Voting Rights will be allocated among the Holders of the Class B-2 Certificates in proportion to their then outstanding Certificate Principal Balances and 75% of all Voting Rights will be allocated among the Holders of the Class X Certificates in proportion to the Certificate Percentage Interests thereof.

                  WEIGHTED AVERAGE NET MORTGAGE RATE: With respect to the Home Loans in the aggregate, and any Payment Date, the average of the Net Mortgage Rate for each Home Loan as of the first day of the preceding Collection Period weighted on the basis of the related Principal Balances outstanding as of the first day of the preceding Collection Period for each Home Loan as determined by the Master Servicer in accordance with the Master Servicer's normal servicing procedures.